Exhibit 10.1

Execution Copy

NOTE PURCHASE AND EXCHANGE AGREEMENT

This Note Purchase and Exchange Agreement (this “Agreement”), dated as of October 31, 2018, is made by and among Intersections Inc., a Delaware corporation (the “Company”), and the investors identified on Annex I attached hereto (together with their respective successors and permitted assigns, the “Investors”).

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, upon the terms and conditions stated in this Agreement (i) the Investors listed on Part A of Annex I hereto wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, senior secured convertible notes in the form attached hereto as Exhibit A  (the “Notes”) in the initial aggregate principal amount of $30,000,000, and (ii) the Investors on Part B of Annex I hereto wish to exchange certain unsecured convertible notes previously issued by the Company to such Investors, and the Company wishes to exchange such unsecured convertible notes, for $4,000,000 in aggregate principal amount of Notes; and

WHEREAS, contemporaneously with the issuance, sale and exchange of the Notes, the parties hereto will execute and deliver (i) a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide the Investors with certain registration rights under the Act, and the rules and regulations promulgated thereunder, and applicable state securities laws, (ii) a Guaranty, in the form attached hereto as Exhibit C (the “Guaranty”), pursuant to which the Company’s Subsidiaries will guaranty the obligations of the Company under the Notes, and (iii) a Pledge and Security Agreement, in the form attached hereto as Exhibit D (the "Security Agreement"), pursuant to which the Company and its Subsidiaries will grant to the Majority Investor, as collateral agent, for the ratable benefit of the Investors, a security interest in the Company's and such Subsidiaries’ assets to secure their respective obligations under the Notes, the Guaranty and each other agreement executed by such Persons in connection herewith.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants herein contained, which represent integral components of the transactions contemplated hereby and shall be fully enforceable by the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors mutually agree as follows.  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Notes.

ARTICLE 1

PURCHASE AND EXCHANGE OF THE NOTES

1.1          Issuance of Notes.  Subject to the terms and conditions of this Agreement, on the Closing Date:

(a)          Each Investor listed on Part A of Annex I shall severally, and not jointly, purchase from the Company, and the Company shall sell and issue to each such Investor, the Notes in the respective amounts set forth opposite each such Investor’s name on Part A of Annex I in exchange for a cash payment by each Investor of the respective amounts set forth opposite each such Investor’s name on Part A of Annex I (the “Purchase Price”); and

(b)          Each Investor listed on Part B of Annex I shall exchange the notes issued by the Company and described opposite such Investor’s name on Part B of Annex I (the “Bridge Notes”) for Notes in the respective amount set forth opposite such Investor’s name on Part B of Annex I, and the Company shall issue such Notes to each such Investor in exchange for the applicable Bridge Notes.

1.2          Closing.  The closing (the “Closing”) of the purchase, sale and exchange of the Notes shall take place simultaneously with the execution of this Agreement or at such other time as the Company and the Investors may mutually agree (the date on which the Closing occurs, the “Closing Date”).  At the Closing, the Company shall deliver to the Investors the Notes registered in such name or names as the Investors may designate.  On the Closing Date, (i) the Investors listed on Part A of Annex I shall deliver the Purchase Price to the Company payable by wire transfer in same day funds to an account specified by the Company in writing and (ii) the Investors listed on Part B of Annex I shall deliver the Bridge Notes to the Company for cancellation.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors that, except as set forth in the disclosure letter delivered to the Investors by the Company concurrently with the Closing, subject to exceptions contained in the Company’s public filings with the Commission (the "Disclosure Letter"), the statements contained in this Article 2 are true and correct as of the Closing Date except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are true and correct as of such other specified date).

2.1          Corporate Power.  The Company and each of its Subsidiaries has the corporate or other power and authority to execute, deliver and perform its obligations under this Agreement, the Notes, the Guaranty, the Security Agreement, certain short-form patent, trademark or copyright security agreements, the Registration Rights Agreement, and any other agreements contemplated or necessitated hereby to which it is a party (collectively, the “Transaction Documents”).  The Company has the corporate power and authority to issue, sell and deliver the Notes and to issue and deliver the shares of Common Stock and Preferred Stock issuable upon conversion of the Notes (the “Note Shares”).

2.2          Authorization.

(a)          The execution and delivery by the Company of the Transaction Documents to which it is a party, the performance by the Company of its obligations thereunder, the issuance, sale and delivery of the Notes by the Company and the reservation of the Note Shares by the Company have been duly authorized by all requisite corporate action and will not (i) violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended to date (the “Charter”), or the By-laws of the Company, as amended to date (the “By-laws”), or any provision of any indenture, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets is bound, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iii) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its Subsidiaries.

(b)          The Notes have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and (ii) general equity principles.

(c)          Each Transaction Document (other than the Notes) has been duly authorized and, when executed and delivered pursuant to this Agreement, will have been duly executed and delivered and will constitute valid and legally binding obligations of the Company or its Subsidiaries party thereto, enforceable in accordance with their terms, subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and (ii) general equity principles.

(d)          When issued, the Note Shares will be duly authorized, issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances, except transfer restrictions under U.S. federal securities law.

(e)          The execution and delivery by each Subsidiary of the Company of the Transaction Documents to which it is a party, and the performance by such Subsidiary of its obligations thereunder, have been duly authorized by all requisite corporate or other action and will not (i) violate any provision of law, any order of any court or other agency of government, the Governing Documents of such Subsidiary, or any provision of any indenture, agreement or other instrument to which such Subsidiary is a party or by which any of its properties or assets is bound, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iii) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of such Subsidiary.

2.3          Eligibility for Resale Under Rule 144A.  The Notes are eligible for resale pursuant to Rule 144A and are not of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated interdealer quotation system.

2.4          Private Offering; No Integration or General Solicitations.

(a)          In reliance upon the agreements, representations and warranties of the Investors set forth herein, it is not necessary in connection with the offer, sale and delivery of the Notes (or the Note Shares) to the Investors in the manner contemplated by the Notes and this Agreement to register the Notes (or the Note Shares) under the Securities Act.

(b)          Neither the Company nor any of its Subsidiaries has, directly or indirectly, offered, sold or solicited any offer to buy and neither the Company nor any of its Subsidiaries will, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale or exchange of the Notes and require any Notes (or Note Shares) to be registered under the Securities Act. Neither the Company nor any of its Subsidiaries, Affiliates or any person acting on its or any of their behalf (other than the Investors, as to whom the Company and its Subsidiaries makes no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the Notes (or the Note Shares).

2.5          Authorization of Common Stock and Preferred Stock.  All the issued and outstanding Common Stock and Preferred Stock have been duly authorized and are validly issued, fully paid and non-assessable and are free of preemptive rights, except as set forth in the Governing Documents of the Company. As of immediately prior to Closing on the Closing Date, there are no securities of the Company or any of its Subsidiaries that are convertible into or exchangeable for Common Stock or Preferred Stock of the Company or any of its Subsidiaries, and no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any Common Stock or Preferred Stock of the Company or any of its Subsidiaries. Except as provided for in the Governing Documents of the Company, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Common Stock or Preferred Stock of the Company or any of its Subsidiaries and, as of the Closing Date, neither the Company nor any of its Subsidiaries has any awards or options outstanding under any stock option plans or agreements or any other outstanding stock-related awards. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the holding, voting or disposing of Common Stock or Preferred Stock of the Company or any of its Subsidiaries.  As of immediately prior to Closing on the Closing Date, neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations or other securities that entitle the holders thereof to vote with the stockholders of the Company or any of its Subsidiaries on any matter or which are convertible into or exercisable for securities having such a right to vote.  Section 2.5 of the Disclosure Letter sets forth exceptions to any of the representations in this Section 2.5.

2.6          Shareholder Approval.  The Shareholder Approval has been duly approved, executed and delivered by the stockholders of the Company holding a majority of the issued and outstanding shares of Common Stock.

2.7          Merger Agreement Representations and Warranties.  The representations and warranties set forth in Article IV of the Merger Agreement are true and correct and are incorporated by reference as if fully set forth herein.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants to the Company that the statements contained in this Article 3 are true and correct with respect to such Investor as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are true and correct as of such other specified date).

3.1          Such Investor is an “accredited investor” as defined by Rule 501 of Regulation D, and such Investor is capable of evaluating the merits and risks of its investment in the Notes and has the ability and capacity to protect its interests.

3.2          Such Investor understands that, except as provided in the Registration Rights Agreement, the Notes and the Note Shares have not been registered under the Act on the ground that the issuance thereof is exempt under Section 4(a)(2) of the Act and/or Regulation D as a transaction by an issuer not involving any public offering and that, in the view of the Commission, the statutory basis for the exception claimed would not be present if any of the representations and warranties of such Investor contained in this Agreement are untrue or, notwithstanding such Investor’s representations and warranties, such Investor currently has in mind acquiring any of the Notes for resale upon the occurrence or non-occurrence of some predetermined event.

3.3          Such Investor is purchasing or acquiring by exchange the Notes and, in the event that such Investor should acquire any Note Shares, will be acquiring such Note Shares as principal for its own account, and not for the benefit of any other Person, for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing of the Notes and Note Shares, as applicable, in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the Commission thereunder, and applicable state securities laws; and that an investment in the Notes and Note Shares is not a liquid investment.

3.4          Such Investor confirms that such Investor has had the opportunity to ask questions of, and receive answers from, the Company or any authorized Person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by such Investor.  In connection therewith, such Investor acknowledges that such Investor has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized Person acting on its behalf.  Such Investor has received and reviewed all the information concerning the Company and the Notes, both written and oral, that such Investor desires.  Without limiting the generality of the foregoing, such Investor has been furnished with or has had the opportunity to acquire, and to review all information, both written and oral, that such Investor desires with respect to the Company’s business, management, financial affairs and prospects.  In determining whether to make this investment, such Investor has relied solely on such Investor’s own knowledge and understanding of the Company and its business based upon such Investor’s own due diligence investigations and the Company’s filings with the Commission.

3.5          Such Investor has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.  This Agreement constitutes a valid and legally binding obligation of such Investor enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.6          Such Investor has carefully considered and has discussed with its legal, tax, accounting and financial advisors, to the extent such Investor has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for such Investor’s particular federal, state, provincial, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for such Investor.  Such Investor understands that it (and not the Company) shall be responsible for such Investor’s own tax liability that may arise as a result of the investment in the Notes or the transactions contemplated by this Agreement, except as provided in Section 7.2(c).

3.7          Such Investor acknowledges that an investment in the Notes is speculative and involves a high degree of risk and that such Investor can bear the economic risk of the acceptance of the Notes, including a total loss of its investment.  Such Investor recognizes and understands that no federal, state, provincial or foreign agency has recommended or endorsed the purchase of the Notes.  Such Investor acknowledges that it has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of an investment in the Notes and of making an informed investment decision with respect thereto.

3.8          The principal place of business of such Investor is correctly set forth below such Investor’s name on the signature page hereto.

ARTICLE 4

CONDITIONS RELATING TO THE CLOSING

4.1          Conditions to the Obligations of the Investors at the Closing.  The several obligations of each Investor to consummate the transactions contemplated hereby on the Closing Date are subject to the satisfaction of the following conditions as of the Closing Date, unless any such conditions are waived by such Investor prior to or on the Closing Date:

(a)          Investor Approvals.  The Investors shall have received all requisite approvals to consummate the transactions contemplated by this Agreement, including from their respective investment committees.

(b)          Due Diligence.  Each of the Investors shall have completed all business, legal, accounting and technical due diligence to their sole satisfaction.

(c)          Transaction Documents; Merger Agreement; Other Documents.  The Company and each Subsidiary shall have delivered to the Investors an executed counterpart of each of the following Transaction Documents, in each case duly executed by an authorized representative thereof to the extent a party thereto, and otherwise in a form satisfactory to the Investors:

(i)          This Agreement;

(ii)          The Notes;

(iii)          The Guaranty;

(iv)          The Security Agreement;

(v)          The Copyright Security Agreement, the Trademark Security Agreement and/or the Patent Security Agreement (in each case, as defined in the Security Agreement), as applicable;

(vi)          The Registration Rights Agreement;

(vii)          An Irrevocable Letter of Instructions to Transfer Agent (the “TA Letter”), substantially in the form attached hereto as Exhibit E, acknowledged and agreed to in writing by the Company’s transfer agent; provided that, to the extent not provided on the Closing Date, the acknowledgement and agreement by the Company’s transfer agent may be delivered within the time periods contemplated in Section 5.16 of the Disclosure Letter.

(viii)          The Merger Agreement, together with each other document or instrument contemplated by Article VII of the Merger Agreement, including evidence of the satisfaction of any conditions precedent to the effectiveness thereof provided for therein;

(ix)          Voting agreements executed by stockholders of the Company representing a majority of the voting power of the Company, in each case in form and substance satisfactory to the Investors;

(x)          The Shareholder Approval; and

(xi)          A Certificate of Designation in the form attached hereto as Exhibit G (the “Certificate of Designation”).

(d)          Absence of Certain Changes.  Since December 31, 2017, there shall not have occurred or arisen any event, change, effect, occurrence, circumstance or condition, which either individually or in the aggregate has had or could reasonably be expected to result in a Material Adverse Effect.

(e)          Consents, Permits, and Waivers.  The Company and its Subsidiaries shall have obtained any and all approvals, consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

(f)          Authorizations.  All authorizations, consents, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date.

(g)          Representations, Warranties and Covenants.  The representations and warranties made by the Company and its Subsidiaries in Article 2 hereof, in the other Transaction Documents and in the Merger Agreement shall be true and correct on and as of the Closing Date, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all respects as of such earlier date.  The Company shall have performed and complied in all respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and no Event of Default shall have occurred or be continuing.

(h)          Secretary's Certificate.  The Company and each of its Subsidiaries shall have delivered to the Investors certificates of the Secretary of the Company and each Subsidiary, as applicable dated as of the Closing Date, certifying on behalf of the Company or such Subsidiary the following:

(i)          Copies of all of the Company’s or such Subsidiary’s resolutions adopted by the Company’s or such Subsidiary’s board of directors or equivalent authority approving and authorizing the transactions contemplated hereby and the other Transaction Documents and, with respect to the Company, the issuance and sale of the Notes;

(ii)          Attesting as to the incumbency and signature of the officers of the Company or such Subsidiary who have authority to execute this Agreement and the other Transaction Documents; and

(iii)          Certifying as being complete and correct the copies attached to such certificate of (i) the certificate of incorporation, certificate of formation, or similar charter document, certified as of recent date by the Secretary of State of the respective states of organization of the Company or such Subsidiary, as applicable, and (ii) the bylaws, operating agreement or similar organizational documents of the Company or such Subsidiary.

(i)          Good Standing Certificates.  The Company shall have delivered to the Investors a Certificate of Good Standing of the Company or such Subsidiary from the Secretary of State of their respective states of organization, dated as of recent date.

(j)          Insurance Certificates.  The Company shall have delivered to the Investors evidence of all insurance policies and endorsements thereto required by Section 5.9 of this Agreement; provided that, to the extent not delivered on the Closing Date, the contemplated insurance certificates and related lender loss payable endorsements may be delivered within the periods set forth on Section 5.16 of the Disclosure Letter.

(k)          Opinion of Counsel to the Company.  The Investors shall have received an opinion of counsel to the Company in form and substance reasonably satisfactory to the Investors.

(l)          Solvency Certificate.  The Company shall have delivered to the Investors a certificate of solvency, executed by a Financial Officer of the Company, in form and substance reasonably satisfactory to the Investors.

(m)          Lien Searches.  The Investors shall have received UCC and other lien searches and other evidence as requested by the Investors that no liens exist other than Permitted Encumbrances.

(n)          UCC Financing Statements.  The Investors shall have received appropriately completed copies of UCC financing statements naming the Company and each Subsidiary as a debtor and each Investor as a secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Investors and their counsel, desirable to perfect the security interests of the Investors pursuant to the Security Agreement.

(o)          Pledged Collateral.  The Majority Investor shall have received any and all certificates, notes and instruments and transfer powers evidencing Collateral pledged pursuant to the Security Agreement; provided, that to the extent any such possessory collateral is in the possession of the holders of Existing Indebtedness, such possessory collateral, together with any applicable instruments of transfer executed in blank with respect thereto, may be delivered within the periods set forth on Section 5.16 of the Disclosure Letter.

(p)          Payoff Letter and Terminations.  The Investors shall have received fully executed copies of payoff letters, terminations, UCC-3 financing statements and other termination and release documentation (the “Release Documents”) in connection with the Existing Indebtedness in form and substance satisfactory to the Investors; provided, that so long as the payoff letter confirms that all liens and security interests of the holders of Existing Indebtedness will be released and extinguished upon receipt of the specified payoff amount and authorizes the Company or its designees to prepare and file Release Documents, such Release Documents may be delivered within the periods set forth on Section 5.16 of the Disclosure Letter.

(q)          No Litigation.  There shall be no claim, action, suit, investigation, litigation or proceeding, pending or, to the knowledge of the Company and its Subsidiaries, threatened, in any court or before any governmental authority with respect to the Transaction Documents or any transactions contemplated thereby or hereby.

(r)          Other Documents.  The Company shall have delivered to the Investors such other documents and instruments relating to the transactions contemplated by this Agreement as the Investors or their counsel may reasonably request.

ARTICLE 5

AFFIRMATIVE COVENANTS

For so long as (i) any Note or Preferred Stock remains outstanding or (ii) any Significant Investor or a transferee or assignee of any Significant Investor holds Note Shares comprised of Common Stock representing at least 50% of the Note Shares originally issued upon conversion of its Notes, the Company shall comply (and shall cause each of its Subsidiaries to comply) with (1) in the event no Notes or Preferred Stock are outstanding, Section 5.1, Sections 5.2(a), (b) and (c), Section 5.3, Section 5.7, Section 5.8, Section 5.10, Section 5.12, Section 5.13, Section 5.14 and Section 5.17, and (2) if any Note or Preferred Stock is outstanding, each of the following affirmative covenants, unless, in any given instance, any such affirmative covenant is waived in writing in accordance with the terms of Section 7.9:

5.1          Board of Directors; Director Designation Rights.  Upon the termination of the Merger Agreement (other than a termination resulting from a breach of the Merger Agreement by the Majority Investor and subject to the last paragraph in this Section 5.1) and for so long as the Majority Investor holds on such termination date at least 80% of the initial Principal amount of the Notes purchased by the Majority Investor on the Closing Date, either in the form of Notes or Note Shares:

(a)          Subject to Nasdaq listing requirements and Commission rules, a majority of the board of directors of the Company (the “Board of Directors”) at the time of such termination of the Merger Agreement shall resign, effective immediately, and the Majority Investor will have the right to designate five (5) representatives to serve as members of the Company’s Board of Directors to fill such vacancies or, for so long as Rule 5640 of the Nasdaq Stock Market limits the number of designees that may be appointed by the Majority Investor, such lesser number (such designees, the “Investor Designees”); provided, that one member of the Board of Directors following the designation of Investor Designees shall be a director designated by Loeb Holding Corporation (provided that such director is independent under the Nasdaq listing requirements at the time of such designation).

(b)          The Majority Investor will have the right to appoint the chief executive officer of the Company.

(c)          The Company shall cause the Board of Directors to consist of no more than nine (9) directors, without the Majority Investor’s express written consent.

(d)          The Company shall pay the reasonable out-of-pocket travel, lodging and other related expenses of the Investor Designees that are incurred in connection with attendance at meetings of the Board of Directors or any committee thereof.

(e)          The Company currently maintains, and will continue to maintain, from financially sound and reputable insurers reasonably satisfactory to the Board of Directors, Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, and the Company will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors and the Majority Investor determines that such insurance should be discontinued and shall not amend or modify such policies to limit or reduce coverage without the consent of the Majority Investor.  In the event the Company merges with another entity and is not the survivor of such merger, or in the event the Company transfers all or substantially all of its assets, proper provision shall be made so that the successor to the Company shall assume the Company's obligations with respect to the indemnification of the Company's officers and directors.

(f)          The Investors agree to execute any written consents required to, and solely concerning effectuating, the obligations of the Company pursuant to this Agreement.

(g)          The Company shall take such action as is necessary to convene meetings of its Board of Directors and meetings for the election of the directors (or to act by written consent) in order to elect the Investor Designees in accordance with this Section 5.1.

(h)          The Company hereby represents and warrants that as of the date hereof the transactions contemplated hereby are not in violation of the Company’s Charter or By-laws and agrees that until such time as the obligations under this Section 5.1 have expired, the Company will not take any action or amend its Charter or By-laws in a manner inconsistent with or in derogation of this Agreement.  The Company shall at the next meeting of stockholders of the Company recommend that the Charter be amended to the extent necessary to implement the provisions of this Article 5.  The Company shall take such action as is reasonably necessary to amend its By-laws to implement the provisions of this Article 5 and the Charter amendments described in this Section 5.1(h).

(i)          Neither the Investors, any affiliate of the Investors, nor any equity holder, director, officer, partner, manager or employee of any of the foregoing, shall have any liability as a result of designating a person for election as a director or for any act or omission by such Investor Designee in his or her capacity as a director of the Company, nor shall the Investors have any liability as a result of voting for any such Investor Designee in accordance with the provisions of this Agreement.

Notwithstanding the foregoing clauses in this Section 5.1, in the event (i) the Majority Investor elects, and provides notice of such election to the Company, to no longer pursue the Tender Offer or Merger described in the Merger Agreement for any reason or (ii) the Majority Investor ceases to hold at least 80% of the initial Principal amount of the Note purchased by the Majority Investor on the Closing Date, either in the form of Notes or Note Shares, this Section 5.1 shall not be effective.

5.2          Financial Statements, Certificates and Information.  The Company will deliver to the Investors:

(a)          Annual Financials.  As soon as practicable, but in any event no later than ninety (90) days after the end of each fiscal year, (i) the consolidated balance sheet of the Company and its Subsidiaries, as of the end of such fiscal year, and the related consolidated statements of income or operations, cash flows, and shareholders' equity for such fiscal year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated financial statements to be in reasonable detail, prepared in accordance with GAAP consistently applied and such consolidated financial statements to be audited and accompanied by a report and opinion prepared in accordance with generally accepted auditing standards by independent certified public accountants reasonably satisfactory to the Investors and certified without qualification and without expression of uncertainty as to the ability of the Company and its Subsidiaries to continue as going concerns, and (ii) a certificate duly executed by a Financial Officer of the Company, which, among other things, (A) attaches and certifies to the foregoing consolidated financial statements, accountants statements, management letters and a management discussion and analysis prepared in connection with such financial statements, (B) certifies that the information contained in such consolidating financial statements fairly presents in all material respects the financial condition of the Company and its Subsidiaries on the dates indicated therein, and (C) states that such Financial Officer has reviewed the Transaction Documents and has no knowledge of any Event of Default during such fiscal year, or if such Financial Officer has such knowledge, specifying each Event of Default and the nature thereof;

(b)          Quarterly Financials.  As soon as practicable, but in any event no later than forty-five (45) days after the end of each fiscal quarter, (i) the unaudited quarterly consolidated and consolidating (to the extent specified below) financial statements of the Company and its Subsidiaries for such fiscal quarter, including the consolidated and consolidating balance sheet of the Company and its Subsidiaries, as of the end of such fiscal quarter, the related consolidated and consolidating statement of income or operations, and the related consolidated statement of cash flows for such fiscal quarter and for the portion of the fiscal year then ended, each such financial statements setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, each, prepared in accordance with GAAP consistently applied and (ii) a certificate duly executed by a Financial Officer of the Company, which, among other things, (A) attaches and certifies to the foregoing financial statements, (B) certifies that the information contained in such financial statements fairly presents in all material respects the financial condition of the Company and its Subsidiaries on the date thereof (subject to year-end adjustments and the absence of footnotes), (C) sets forth in comparative form the results for and through such fiscal quarter with the most recent projections delivered to the Investors pursuant to Section 5.2(e), (D) sets forth (if applicable) reconciliations to reflect changes in GAAP since the date of the last audited financial statements of the Company and its Subsidiaries, and (E) states that such Financial Officer has reviewed the Transaction Documents and has no knowledge of any Event of Default during such fiscal quarter, or if such Financial Officer has such knowledge, specifying each Event of Default and the nature thereof;

(c)          Monthly Financials.  As soon as practicable, but in any event no later than thirty (30) days after the end of each fiscal month (excluding the last fiscal month of each fiscal year, which shall be provided no later than forty-five (45) days after the end of such fiscal quarter), (i) the unaudited monthly consolidated and consolidating (to the extent specified below) financial statements of the Company and its Subsidiaries for such fiscal month, including the consolidated and consolidating balance sheet of the Company and its Subsidiaries, as at the end of such fiscal month, the related consolidated and consolidating statement of income or operations, and the related consolidated statement of cash flows for such fiscal month and for the portion of the fiscal year then ended, each such financial statements setting forth in comparative form the figures for the corresponding fiscal month of the previous fiscal year and the corresponding portion of the previous fiscal year, each, prepared in accordance with GAAP consistently applied (subject to year-end adjustments and the absence of footnotes) and (ii) a certificate of an authorized officer of the Company, certifying that as of the end of such fiscal month, each of the representations and warranties made by the Company and its Subsidiaries in the Security Agreement is true and correct in all material respects, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty is true and correct in all respects as of such earlier date (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates), it being agreed that all representations and warranties as to schedules to the Security Agreement shall be deemed to be made as of the date of the most recent version of such schedule delivered to the Investors pursuant to this Agreement;

(d)          Management Discussion and Analysis.  As soon as practicable, but in any event no later than forty-five (45) days after the end of (i) each of the first three fiscal quarters of each fiscal year, a management discussion and analysis prepared in connection with the financial statements of the Company and its Subsidiaries for such fiscal quarter and (ii) the last fiscal quarter of each fiscal year, a preliminary report regarding operations and performance for such fiscal quarter;

(e)          Annual Business Plan and Projections.  By not later than the last day of each fiscal year, a draft of an annual business plan and projections for the Company and its Subsidiaries for the following fiscal year on a monthly basis (such projections to include consolidated and consolidating balance sheets, statements of cash flows, statements of income or operations of the Company and its Subsidiaries, in each case prepared on a month-by-month basis and such other matters reasonably requested by the Investors) and by no later than sixty (60) days after the end of each fiscal year, a final copy of such annual business plan and projections, reflecting the same scope of information and level of detail contained in the draft business plan and projections previously delivered, approved by the Board of Directors;

(f)          Audit Reports.  Promptly upon receipt thereof, copies of any detailed audit reports, regulatory audits, financial control reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company and its Subsidiaries by independent accountants or internal auditors in connection with any audit of any of them;

(g)          Notices from Governmental Authorities; Litigation.  Immediately, and in any event within five (5) Business Days after receipt by the Company or any Subsidiary, copies of (i) each material written notice or other correspondence received from any governmental authority concerning any investigation or possible investigation or other inquiry by such agency and (ii) each notice of commencement of any material litigation affecting the Company or any Subsidiary or to which the Company or any of its Subsidiaries is or becomes a party;

(h)          Insurance.  Promptly following the reasonable request of the Investors, a report summarizing the insurance coverage in effect for the Company and its Subsidiaries and promptly following the modification, renewal, replacement of any insurance policy of the Company or its Subsidiaries, updated insurance certificates and endorsements evidencing such coverage;

(i)          Updated Schedules.  As soon as practicable, but in any event no later than ten (10) days following the end of each fiscal quarter, updated schedules to the Security Agreement in substantially the same form as the most recent schedules of the same delivered to the Investors to the Investors’ reasonable satisfaction; and

(j)          Investor Calls.  Upon the reasonable request of the Majority Investor, host conference calls with the Investors to review the financial condition and results of operations of the Company and its Subsidiaries, subject to confidentiality in accordance with Regulation FD.

(k)          Other Financial Information.  Promptly following a request therefor, from time to time such other financial data and information as any Significant Investor may reasonably request.  In addition to the foregoing, the Investors, or representatives thereof, shall have the right, upon advance notice and during normal business hours, to inspect the books and records of the Company and its Subsidiaries.
Documents required to be delivered pursuant to the terms of this Agreement (to the extent any such documents are included in materials otherwise filed with the Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet at the Company’s website address; provided, however, the Company shall promptly notify the Investors in writing of the posting of any such documents.  The Investors further agree that the Company’s provision of such documents on the Commission’s Electronic Data Gathering and Retrieval (EDGAR) website shall be deemed “delivery” of said documents for purposes of this Section 5.2.

5.3          Preemptive Rights.

(a)          In the event of any offering of New Securities (as defined below) by the Company, each Investor, commencing on the earlier of (1) the termination of the Merger Agreement and (2) the date that is 180 days after the Closing Date and for so long as the Notes or any Note Shares remain outstanding, shall have the right to purchase a percentage of the New Securities being offered that is equal to the percentage of the outstanding Common Stock of the Company owned by such Investor on an as-converted basis (treating for this purpose as outstanding all shares of Common Stock issuable upon the full conversion of the Notes then outstanding); provided, however, that this right shall not apply to (i) equity compensation grants to employees, consultants, or directors pursuant to plans or other arrangements approved by the Board of Directors of the Company, (ii) securities issued upon the conversion or exercise of any convertible or exercisable securities that are outstanding as of the date hereof on the terms in effect on such date, (iii) the issuance of securities in connection with any underwritten public offering (excluding, for the avoidance of doubt, registered direct offerings), (iv) securities issued upon any split, dividend, combination or other similar event with respect to the capital stock of the Company, (v) securities subsequently issued upon conversion, exercise or exchange of those securities that have been issued in compliance with, or on issuance were exempt from the preemptive rights provided for in this Section 5.3, and (vi) shares of Common Stock or convertible securities or rights issued or issuable in connection with mergers, acquisitions, strategic transactions, commercial relationships and debt financings approved by the Board of Directors of the Company, including the Investor Designee; provided, further, that in connection with any underwritten public offering, the Company will use reasonable best efforts to allow each Investor to purchase a sufficient amount of such offered securities so as to maintain as closely as possible such Investor’s proportionate interest in the Company on an as-converted basis as described above (disregarding any allocations of such offered securities that may be made by the underwriters to Affiliates of any Investor in the ordinary course investment business of such Affiliates).  An Investor shall be deemed to have waived its rights under this Section 5.3 if such Investor shall have not delivered to the Company its written election to purchase such securities within ten (10) Business Days of receipt of the Company’s notice of such offering describing the material terms thereof (such ten (10) Business Day period, the “Offer Period”).  If the Investors fail to exercise their purchase right pursuant to this Section 5.3, then the Company shall have the right, until the expiration of one hundred eighty (180) days commencing upon the expiration of the Offer Period, to issue such New Securities to one (1) or more third parties on terms no more favorable to the purchasers thereof than the terms specified in the Company’s notice of such offering to the Investors, after which the terms of this Section 5.3 shall again apply to the Company’s offering of such New Securities.

(b)          For purposes of this Agreement, the term “New Securities” shall mean securities, contract rights, notes, obligations, options, warrants, or other rights that are directly or indirectly exercisable for, convertible into, or exchangeable for shares of Common Stock or other capital or voting stock of the Company.

5.4          Use of Proceeds.  The Company will use the net proceeds from the sale of the Notes to (a) repay in full the Existing Indebtedness and pay related transaction costs and (b) fund working capital for general corporate purposes.

5.5          Corporate Existence.  Subject to Section 6.10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of its Subsidiaries; provided that the Company shall not be required to preserve any such Subsidiary’s corporate existence, rights or franchises if the Company shall determine that the preservation thereof is no longer desirable in the conduct of such Subsidiary’s business and that the loss thereof is not disadvantageous in any material respect to the Investors.

5.6          Reports by the Company.  The Company covenants to make available to the Investors, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, or if the Company is not required to file information, documents, or reports pursuant to either of such sections, then to deliver to the Investors, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act; or, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon request of the Investors, the Company will promptly furnish or cause to be furnished to the Investors, copies of the information required to be delivered to the Investors pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by holders of securities such as the Notes or the shares of Common Stock issuable thereunder.  The Company will pay the expenses of printing and distributing to the Investors all such documents.  Delivery of such reports, information and documents to the Investors is for informational purposes only and the Investors’ receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.  The Investors acknowledge that the Company’s provision of such documents on the Commission’s Electronic Data Gathering and Retrieval (EDGAR) website shall be deemed “delivery” of said documents for purposes of this Section 5.6.

5.7          Reservation of Shares.  Subject to Section 5.16 of the Disclosure Letter, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, not less than 120% of the number of shares of Common Stock and Preferred Stock issuable upon full conversion of the Notes (the “Required Reserve Amount”).  If at any time while any Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock or Preferred Stock, as applicable, to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall take all action necessary to increase the Company’s authorized shares of Common Stock or Preferred Stock, as applicable, to an amount sufficient to allow the Company to reserve the Required Reserve Amount.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than thirty (30) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock or Preferred Stock, as applicable.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock or Preferred Stock, as applicable, and to cause its board of directors to recommend to the stockholders that they approve such proposal.

5.8          Registration Rights.  The Investors shall have the registration rights set forth in the Registration Rights Agreement and the Company shall comply in all respects with all of its obligations thereunder.

5.9          Insurance.  The Company and its Subsidiaries shall maintain, with financially sound, reputable and solvent companies, insurance policies reasonably acceptable to the Investors (a) insuring their assets against loss by fire, theft and other risks and casualties as are customarily insured against by companies engaged in the same or a similar business, (b) insuring them against liability for personal injury and property damages relating to their assets, such policies to be in such amounts and covering such risks as are usually insured against by companies engaged in the same or a similar business, and insuring such other matters as may from time to time be requested by the Investors, and (c) insuring them against business interruption in such amounts as the Investors shall deem appropriate in the Investors’ reasonable discretion.  All general liability insurance policies shall be endorsed in favor of the Investors as additional insureds, and all casualty policies shall be endorsed in favor of the Investors as loss payees.  The Company and its Subsidiaries shall provide copies of all such insurance policies (or evidence thereof acceptable to the Investor) to the Investors within ten (10) Business Days following the Investors’ request for the same.  The Company and its Subsidiaries shall (i) deliver all such policies to the Investors promptly upon the Company’s or any such Subsidiary’s receipt thereof, (ii) pay, or cause to be paid, all premiums for such insurance on or before the date upon which such premiums become due, (iii) upon the Investors’ request furnish to the Investors satisfactory proof of the timely making of such payments, (iv) deliver all renewal policies to the Investors promptly upon receipt thereof, and (v) use its commercially reasonable efforts to cause such policies to require the insurer to give notice to the Investors of termination of any such policy at least thirty (30) days before such termination is to be effective.  If the Company or any of its Subsidiaries fails to provide and pay for any such insurance, the Investors may, at their option, but shall not be required to, pay the same and charge the Company or the applicable Subsidiary therefor.

5.10          Listing.  The Company shall promptly secure the listing of all shares of the Common Stock that are Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all such Registrable Securities from time to time issuable under the terms of the Transaction Documents.  The Company shall maintain the Common Stock’s authorization for quotation on the OTC Market Group’s OTCQB marketplace at any time during which its Common Stock is not listed on a registered national securities exchange.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Nasdaq Capital Market, except in connection with a transfer to a registered national securities exchange or in accordance with an Alternative Transaction (as defined in the Note).  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.10.

5.11          Compliance With Laws, Contracts and Governing Documents.  The Company and its Subsidiaries shall at all times be in compliance in all material respects with (i) the applicable laws wherever its business is located, including, without limitation, the Foreign Corrupt Practices Act; the PATRIOT Act, and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations; and the laws, regulations and Executive Orders and sanctions programs administered by the OFAC, including, without limitation, the Anti-Money Laundering/OFAC Laws, (ii) the provisions of its Governing Documents and (ii) all material agreements and instruments by which it or any of its properties may be bound.

5.12          State Securities Laws (“Blue Sky”).  The Notes are being offered and sold for investment only pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) thereof. The Company agrees to consult with and accept the reasonable input from the Investors regarding whether to rely solely on Section 4(a)(2) of the Securities Act or to rely on Rule 506 of Regulation D promulgated under Section 4(a)(2) and file a Form D with the SEC. In either case, the Company shall, on or before the Closing Date, take such actions in order to make certain that the offer and sale of the Notes will not result in a violation of the Securities Act or of the securities laws of any state or of any other jurisdiction, and shall provide evidence of any such action (including, without limitation, providing evidence of qualification, filings, or availability of self-executing exemptions) to the Investors on or before the Closing Date.

5.13          Acknowledgement and Undertaking.  The Company agrees and acknowledges that the disposition of the Notes upon exercise or the conversion thereof, any acquisition of Common Stock and/or Preferred Stock upon exercise or conversion of the Notes, any deemed acquisition or disposition in connection therewith, and all transactions with the Company related thereto are intended to be exempt from Section 16(b) of the Exchange Act pursuant to one or more rules promulgated thereunder (including Rule 16b-3 under the Exchange Act), applicable law and the Commission’s releases and interpretations, and the Company will, and will cause its successors and assigns to, from time to time as and when requested by any Investor, adopt appropriate resolutions of the Board of the Directors or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act, execute and deliver or cause to be executed and delivered, to the extent it may lawfully do so, all such documents and instruments (including any such resolutions of the Board of Directors or such committee thereof) and take, or cause to be taken, to the extent it may lawfully do so, all such further actions as any Investor may reasonably deem necessary and desirable, in each case to facilitate and effect any such exemption.

5.14          Notices.

(a)          The Company will promptly (but in any event within two (2) Business Days after obtaining knowledge thereof) notify the Investors in writing of the occurrence of any Event of Default.

(b)          The Company shall promptly (but in any event within three (3) Business Days) disclose in writing to the Investors of any matter known to them that has resulted in a Material Adverse Change.

(c)          The Company shall promptly disclose in writing to the Investors, on a quarterly basis, notice of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary.

(d)          The Company will give notice to the Investors in writing within three (3) Business Days of receipt of any written notice of proposed assessment or written notice of the commencement of any material audit or investigation by any governmental authority for unpaid taxes of the Company or any Subsidiary that are due and payable, any commencement of any litigation, proceedings or investigation affecting the Company or any Subsidiary or to which the Company or any of its Subsidiaries is or becomes a party involving any claim against the Company or any Subsidiary that has resulted in or would reasonably be expected to result in (i) liabilities of more than $750,000 that are not covered by insurance policies maintained in accordance with Section 5.9 against the Company or any Subsidiary, (ii) a Material Adverse Effect or (iii) any commencement of (A) a criminal investigation, (B) criminal indictment or (C) a criminal conviction or penalty, in each case, with respect to a felony committed or allegedly committed by the Company, any Subsidiary or any member of Senior Management of the Company or such Subsidiary.  The Company will give notice to the Investors in writing, in form and detail reasonably satisfactory to the Investors, within five (5) Business Days after obtaining knowledge of any judgment not covered by insurance, final or otherwise, against the Company or any Subsidiary in an amount in excess of $750,000 or of the entry of any non-monetary judgment that would reasonably be expected to have a Material Adverse Effect.

Notices required to be delivered pursuant to the terms of this Section (to the extent the information to be contained in any such notices is included in materials otherwise filed with the Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Company posts such materials, or provides a link thereto, on the Company’s website on the Internet at the Company’ website address; provided, however, the Company shall promptly notify the Investors in writing of the posting of any such materials.

5.15          Further Assurances.

(a)          Upon the formation or acquisition of any new direct or indirect Subsidiary after the Closing Date (other than any Excluded Subsidiary) by the Company or any Subsidiary of the Company, then the Company shall (i) notify the Investors in writing either prior to or no later than the date of formation or acquisition of such Subsidiary of the formation or acquisition of such Subsidiary, (ii) within fifteen (15) Business Days of formation or acquisition, cause such Subsidiary to join the Guaranty as a Guarantor (as defined therein) and to join the Security Agreement as a Grantor (as defined therein), and take each other action (including, without limitation, the filing of UCC financing statements, the giving of notices, the filing of supplements to the Copyright Security Agreement, Trademark Security Agreement and Patent Security Agreement, as applicable, and delivering Pledged Collateral (as defined in the Security Agreement)) as shall be necessary or appropriate to establish, create, preserve, protect and perfect a first priority Lien (subject to Permitted Encumbrances) in favor of the Investors on substantially all assets, both real and personal, in which such Subsidiary has or thereafter may acquire any interest (other than Excluded Assets (as defined in the Security Agreement) and subject to limitations set forth in the Transaction Documents), as contemplated by the Security Agreement, and (iii) to delivery such proof of corporate (or comparable) action, incumbency of officers, opinions of counsel and other documents as Investors shall have reasonably required or requested.

(b)          The Company and each Subsidiary will, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver all such further acts, documents and assurances as may from time to time be necessary or as Investors may from time to time reasonably request in order to carry out the intent and purposes of the Transaction Documents and the transactions contemplated thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of the Investors on the Collateral (including Collateral acquired after the date hereof), whether now owned or hereafter acquired (other than Excluded Assets (as defined in the Security Agreement) and subject to limitations set forth in the Transaction Documents).

5.16          Post-Closing Obligations.  The Company and each Subsidiary agrees to comply with each of the conditions contained in Section 5.16 of the Disclosure Letter on or before the time periods prescribed therein.

5.17          Repurchase, Exchange, Etc.  In the event that the Company solicits from, or proposes to enter into with, any Investor a repurchase, exchange, redemption or other similar transaction with respect to such Investor’s Notes (including any Note Shares to the extent such Investor has converted any portion of its Notes to Note Shares pursuant to Section 3 of the Notes), the Company shall make an offer to each other Investor to repurchase, exchange, redeem or otherwise transact with respect to each such other Investors’ Notes (and/or Note Shares, if applicable) on the same terms and conditions.

ARTICLE 6

NEGATIVE COVENANTS

For so long as (i) any Note or Preferred Stock remains outstanding or (ii) any Significant Investor or a transferee or assignee of any Significant Investor holds Note Shares comprised of Common Stock representing at least 50% of the Note Shares originally issued upon conversion of any Note, the Company shall comply (and shall cause each of its Subsidiaries to comply) with (1) in the event no Notes or Preferred Stock are outstanding, Section 6.1 and Section 6.2, and (2) if any Note or Preferred Stock is outstanding, each of the following negative covenants, unless, in any given instance, any such negative covenant is waived in writing in accordance with the terms of Section 7.9:

6.1          Amendments.  Neither the Company nor any Subsidiary shall amend, restate, modify, repeal or waive any provision of the Company or such Subsidiary’s Governing Documents, except (i) to comply with the terms of Section 5.1 hereto or (ii) amendments, modification, supplements or waivers that do not adversely affect the rights or interests of the Investors.

6.2          Change in Operations.  The Company and Subsidiaries (taken as a whole) shall not change the nature or strategy of their principal business as it exists on the Closing Date.

6.3          Investments and Acquisitions.  Neither the Company nor any Subsidiary shall make any Investments in any Person, except for Permitted Investments.

6.4          Indebtedness.  Neither the Company nor any Subsidiary shall incur or suffer to exist any Indebtedness, except for Permitted Indebtedness.

6.5          Liens and Encumbrances.  Neither the Company nor any Subsidiary shall create, incur, assume or suffer to exist any Lien on its assets or properties now owned or hereafter acquired, except for Permitted Encumbrances.

6.6          Sale-Leaseback Transactions.  Neither the Company nor any Subsidiary shall enter into directly or indirectly any sale-leaseback transactions with any other Person.

6.7          Affiliate Transactions.  Neither the Company nor any Subsidiary shall enter into or commit directly or indirectly to any Affiliate Transaction unless (a) each Investor has received notice of the proposed Affiliate Transaction at least ten (10) Business Days prior to the proposed consummation of such Affiliate Transaction and (b) such Affiliate Transaction is consummated on arms-length terms as established by the reasonable and good faith determination of the Board of Directors; provided that for any Affiliate Transaction with anticipated proceeds or payments to be made or received in any calendar year greater than $3,000,000, a determination as to whether the terms of such Affiliate Transaction satisfy this clause (b) shall be supported by a written fairness opinion prepared by an independent third party reasonably acceptable to the Investors; and provided, further, that the foregoing restriction shall not apply to (i) transactions solely among the Company and any of the Subsidiaries otherwise permitted hereunder, (ii) any Restricted Payment permitted under Section 6.8; and (iii) transactions between the Company and its Subsidiaries and Digital Matrix Systems, Inc. entered into in the ordinary course of business on terms no less favorable to the Company and its Subsidiaries than would have been obtainable on an arm’s-length basis, for services provided to the Company and its Subsidiaries, including credit monitoring and analysis.

6.8          Restricted Payments.  Neither the Company nor any Subsidiary shall make any Restricted Payment, except for Permitted Restricted Payments.

6.9          Disposition of Assets.  Neither the Company nor any Subsidiary shall sell, lease or otherwise transfer any assets used or held for use in the Company’s business, other than Permitted Asset Dispositions; provided that this Section 6.9 shall not restrict the disposition of assets in connection with an Alternative Transaction.

6.10          Mergers, Acquisitions, Dissolutions, Liquidation and Consolidations.  Neither the Company nor any Subsidiary will become a party to any merger, dissolution, liquidation or consolidate, except for, so long as no Event of Default is continuing or would result therefrom: (a) the merger or consolidation of a Subsidiary with and into another Subsidiary of the Company; provided that (i) no Subsidiary will merge into an Excluded Subsidiary and (ii) in any merger or consolidation involving the Company, the Company shall be the surviving entity; (b) the dissolution or liquidation of Subsidiaries whose assets, if any, have been disposed of, transferred or sold in accordance with Section 6.9; provided that this Section 6.10 shall not restrict the disposition of assets in connection with an Alternative Transaction and (c) the Merger.

6.11          Termination of Named Executive Officers.  The Company shall not terminate any “named executive officers” (as that term defined in Item 402(a)(3) of Regulation S K promulgated under the Securities Act) or the controller, in each case of the Company or any Subsidiary, other than for cause.

ARTICLE 7

MISCELLANEOUS

7.1          Definitions.  As used herein, the following terms shall have the respective meanings set forth below or provided for in the section of this Agreement referred to below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a)          “Affiliate” shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or a Subsidiary of such other Person.  A Person shall be deemed to control another Person if the controlling Person owns (on a fully diluted basis) ten percent (10%) or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Indebtedness or equity securities, by contract or otherwise.

(b)          “Affiliate Transaction” shall mean any transaction, agreement or arrangement between and among (i) the Company or any Subsidiary, on the one hand, and (ii) any Affiliate of the Company or any Subsidiary or any manager, member, shareholder, officer, director or employee of the Company, any Subsidiary or any Affiliate of the Company or any Subsidiary, on the other hand; provided, however, that Affiliate Transactions shall not include the transactions effected pursuant to any Transaction Document.

(c)          “Alternative Transaction” means: any (i) direct or indirect acquisition of assets of the Company or any of its Subsidiaries (including any voting equity interests of the Company’s subsidiaries) equal to 10% or more of the fair market value of the Company’s consolidated assets or to which 10% or more of the Company’s net revenues or net income on a consolidated basis are attributable, (ii) direct or indirect acquisition of 10% or more of any class of capital stock, other equity securities or voting power of the Company (including, for the avoidance of doubt, phantom equity and quasi-equity), (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of capital stock, other equity securities or voting power of the Company (including, for the avoidance of doubt, phantom equity and quasi-equity), (iv) merger, consolidation, other business combination or similar transaction involving the Company or any of its subsidiaries, pursuant to which such person would own 10% or more of the consolidated assets, net revenues or net income of the Company and its subsidiaries, taken as a whole, (v) debt financing, including debt that is convertible into equity, in excess of $10,000,000 or convertible into more than 20% of the Company’s equity, or (vi) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company; in all cases of clauses (i)-(v) where such transaction is to be entered into with any person or group of persons other than Majority Investor or its Affiliates.

(d)          “Automatic Conversion Time” means, if any, the earlier of (i) immediately prior to the Effective Time (as defined in the Merger Agreement) and (ii) immediately prior to (but subject to) the consummation of a Superior Transaction.

(e)          “Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

(f)          “Capital Lease Obligation” means, with respect to any Person, the amount of the obligation of such Person as the lessee under a Capital Lease which would, in accordance with GAAP, appear as a liability on the balance sheet of such Person

(g)           “CFC” means a “controlled foreign corporation” as defined in Section 957 of the Code.

(h)          “CFC Debt” means indebtedness (and any amounts treated as indebtedness for U.S. federal income tax purposes) or receivables owed by, or treated for U.S. federal income tax purposes as owed by, a CFC.

(i)          “CFC Holdco” means a Subsidiary (i) substantially all of the direct or indirect assets of which consist of (x) equity interests of one or more CFCs and (y) CFC Debt and/or other assets incidental to the purpose of acting as a holding company of one or more CFCs (or are treated as consisting of such assets for U.S. federal income tax purposes), and (ii) that does not conduct any business or activity other than ownership of such equity interests, CFC Debt or incidental assets (and activities incidental thereto) and does not itself incur, and is not otherwise liable for, any indebtedness or other liabilities (other than liabilities incidental to the ownership of equity interests, CFC Debt or incidental assets (including, for the avoidance of doubt, tax liabilities attributable to such ownership), and franchise fees or similar taxes and fees and expenses incurred to maintain its existence and other de minimis liabilities); provided, further, that a CFC Holdco shall be a “CFC Holdco” only for so long as it meets each of requirements of the foregoing definition.

(j)          “Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes, levies, assessments, charges or claims, in each case then due and payable, upon or relating to (a) any property of the Company or any of its Subsidiaries, (b) the Notes, (c) the Company’s or any of its Subsidiaries' employees, payroll, income or gross receipts, (d) the Company’s or any of its Subsidiaries' ownership or use of any of its property, or (e) any other aspect of the Company’s or any of its Subsidiaries' business.

(k)          “Collateral” shall have the meaning set forth in the Security Agreement.

(l)          “Excluded Subsidiary” means (i) any Foreign Subsidiary that is a CFC, (ii) a CFC Holdco and (iii) a direct or indirect Subsidiary of a CFC.  For the avoidance of doubt, no Excluded Subsidiary shall be required to guaranty any Notes or any other obligations under the Transaction Documents.

(m)          “Existing Indebtedness” means Indebtedness under the Credit Agreement, dated as of April 20, 2017 (as amended, restated, supplemented and modified as of the Closing Date), among the Company, the other credit parties party thereto, the lenders party thereto, and Peak6 Investments, L.P. as administrative agent.

(n)          “Financial Officer” means a chief financial officer, chief accounting officer, treasurer, controller or assistant controller or other officer reasonable acceptable to Investors.

(o)          “Foreign Subsidiary” means a Subsidiary that is not organized, incorporated or otherwise formed under the laws of the United States or any state thereof.

(p)          “Governing Documents” shall mean (i) the certificate of incorporation, certificate of formation, or similar charter document and (ii) the bylaws, operating agreement, or similar organizational document of the Company or its Subsidiaries, as applicable, as amended to date.

(q)          “Information Statement” means the information statement (as defined in Rule 14c-1 under the Exchange Act), as amended or supplemented from time to time, relating to (i) the Shareholder Approval by written consent delivered concurrently with the execution and delivery of this Agreement and (ii) the ability of the Investors to exercise Preemptive Rights pursuant to Section 5.3.

(r)          “Investment” shall mean as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) acquiring or purchasing (whether for cash, property, services, securities or otherwise) or holding equity interests or debt or other securities of another Person, including any partnership or joint venture interest in such other Person, (b) a loan, advance or capital contribution to, guarantee or assumption of Indebtedness of, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions and including by way of licensing) of (i) all or substantially all of the property and assets or business of another Person, (ii) assets constituting a business unit, line of business or division of another Person, (iii) any real property leasehold interest requiring annual payments in excess of $1,500,000 or which leasehold interest is integral to the operation of the business of such Person, (iv) intellectual property of another Person (other than “off the shelf” products) for aggregate consideration in excess of $750,000 in any fiscal year for all such purchases and acquisitions, (v) any other assets of another Person (not including intellectual property) for aggregate consideration in excess of $2,000,000 in any fiscal year for all such purchases and acquisitions (other than, in the case of this clause (v), acquisitions of assets in the ordinary course of business).  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, less the amount of cash and cash equivalents returned or repaid as a result of dividends, distributions, principal repayments, dispositions or liquidations of all or a portion of such Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.

(s)          “knowledge” shall mean, and shall for all purposes be construed as, the collective knowledge of the directors and officers of the Company after reasonable investigation.

(t)          “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, priority, security interest, lien (statutory or otherwise), claim or encumbrance, or preference, priority or other security arrangement held or asserted in respect of any asset, contractual deposit arrangement, whether imposed by statute or otherwise, or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) and any contingent or other agreement to provide any of the foregoing or any other type of preferential arrangement for the purpose, or having the effect of, protecting a creditor against loss or securing the payment or performance of any obligation.

(u)          “Majority Investor” shall mean Parent (as identified in the Merger Agreement) and its successors and assigns.

(v)          “Material Adverse Effect” shall have the meaning set forth in the Merger Agreement.

(w)          “Merger” shall have the meaning set forth in the Merger Agreement.

(x)          “Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of October 31, 2018, among WC SACD One Parent, Inc., a Delaware corporation, WC SACD One Merger Sub, Inc., a Delaware corporation, and the Company.

(y)          “Obligations” shall mean all debts, liabilities, obligations, covenants and duties of the Company and its Subsidiaries arising out of the Transaction Documents or otherwise with respect to or arising out of or relating to any Note, whether direct or indirect, absolute or contingent, due or to be come due, now existing or hereafter arising.

(z)          “Optional Trigger Date” shall mean the earlier of (i) the closing of an Alternative Transaction, (ii) the date that is six (6) months after the Closing Date (April 30, 2019), and (iii) a determination by the Company’s Board of Directors that the Company is no longer pursuing a process to sell the Company.

(aa)          “Permitted Asset Dispositions” means:

(i)          dispositions of assets among the Company and its Subsidiaries;

(ii)         dispositions of obsolete or worn out equipment or fixtures no longer useful in the business, whether now owned or hereafter acquired, in the ordinary course of business;

(iii)        non-exclusive licenses of intellectual property in the ordinary course of business (other than to the extent such licenses would restrict the ability of the Company, the Subsidiaries or the Investors to sell or license the subject intellectual property or impair the security interests granted to the Investors);

(iv)         dispositions of inventory in the ordinary course of business;

(v)          dispositions of equipment or real property to the extent (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds are reasonably promptly applied to the purchase price of such replacement property or applied in accordance to Section 4(b)(iv) of the Notes;

(vi)         to the extent constituting a disposition, dispositions of damaged property subject to casualty or condemnation events related thereto upon receipt of all applicable insurance proceeds in respect thereof;

(vii)        dispositions constituting Permitted Investments; and

(viii)       so long as no Event of Default is continuing or would result therefrom, sales of equipment now owned or hereafter acquired by the Company or any Subsidiary in an aggregate amount not to exceed $750,000 per year.

(bb)          “Permitted Encumbrances” shall mean:

(i)          Liens of landlords, carriers, warehousemen, repairmen, mechanics and materialmen and other like Liens created in the ordinary course of business, for amounts which are not yet due or which are being contested in good faith by appropriate proceedings and as to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(ii)          Liens, pledges or deposits made in connection with worker's compensation, employee benefit plans, unemployment or other insurance, old age pensions, or other Social Security benefits, and good faith deposits in connection with tenders, contracts, bids, statutory obligations or leases to which it is a party or deposits to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds, letters of credit and other similar obligations or arising as a result of progress payments under government contracts or contracts with public utilities, in each case, in the ordinary course of business;

(iii)         minor defects, irregularities, encumbrances, easements, zoning restrictions, rights of way, and clouds on title as normally exist with respect to similar properties which do not materially interfere with the present or proposed use of the Company or Subsidiary’s real property;

(iv)          Liens created by conditional sale or other title retention agreements (including capitalized leases and pursuant to sale-leaseback transactions permitted by this Agreement) or in connection with purchase money Indebtedness with respect to equipment and fixed assets acquired by the Company or any Subsidiary, involving the incurrence of an aggregate amount of purchase money Indebtedness and obligations with respect to conditional sale or title retention agreements of not more than $3,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within one hundred twenty (120) days following such purchase and does not exceed 100% of the purchase price of the subject assets);

(v)          Liens securing judgments for the payment of money not constituting an Event of Default so long as the enforcement of such Lien has been effectively stayed and so long as such Lien is junior to the Lien in favor of the Investors;

(vi)         Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry to secure usual and customary fees, returned items and other like exposure with respect to such account relating to deposit accounts maintained by the Company or any Subsidiary with such banking institution;

(vii)        Liens in the form of cash collateralization to secure reimbursement obligations with respect to automated clearing house treasury management arrangements, credit cards, credit card processing services, debit cards, stored value cards, and purchase cards obtained in the ordinary course of business and otherwise permitted hereunder; provided that the aggregate amount secured by such Liens shall not exceed $1,000,000;

(viii)       Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and the Company or such Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto;

(ix)         Liens on unearned insurance premiums securing the payment of financed insurance premiums so long as such financed amounts are promptly paid; provided that such Liens extend only to such insurance premiums or loss payment from any insurance provider in an amount not in excess of any unpaid financed premiums; and

(x)          to the extent constituting a Lien, non-exclusive licenses of intellectual property (other than to the extent such licenses would restrict the ability of the Company, and Subsidiary, or an Investor to sell or license the subject intellectual property or impair the security interests granted to the Investors) in the ordinary course of business not interfering with the  business of the Company or any Subsidiary.

(cc)          “Permitted Indebtedness” shall mean:

(i)          the Obligations;

(ii)         Indebtedness existing as of the Closing Date and set forth on Section 6.4 of the Disclosure Letter;

(iii)        purchase money indebtedness (including, but not limited to, mortgages, credit card indebtedness and automobile loans) of the Company or its Subsidiaries or Capital Lease Obligations not to exceed the amount of $2,000,000 in the aggregate;

(iv)         Indebtedness in respect of swap contracts entered into not for speculative purposes in the ordinary course of business;

(v)          Indebtedness consisting of intercompany loans and advances described in clause (iii) of the definition of “Permitted Investment”;

(vi)         guarantees of Indebtedness permitted under this definition of “Permitted Indebtedness”;

(vii)        Indebtedness consisting of contingent liabilities under surety bonds, performance bonds and similar instruments incurred in the ordinary course of business;

(viii)        unsecured Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such indebtedness is (A) extinguished within three (3) Business Days of the incurrence thereof, and (B) incurred in the ordinary course of business in respect of pooled accounts and similar arrangements, in each case, in connection with cash management and deposit accounts in the ordinary course of business; provided further that any Indebtedness arising under this clause shall not exceed $100,000;

(ix)         Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards and automated clearing house arrangements;

(x)          to the extent constituting Indebtedness, obligations in respect of agreements for the deferred payment of premiums or to finance the deferred payment of premiums owing to the Company or any Subsidiary under any insurance policy entered into in the ordinary course of business that are either unsecured or secured by a Lien permitted under clause (ix) of the definition of “Permitted Encumbrances”; and

(xi)         unsecured Indebtedness in an aggregate principal amount not to exceed $500,000.

(dd)          “Permitted Investment” shall mean:

(i)          Investments consisting of extensions of credit in the nature of accounts receivable arising from the grant of trade credit in the ordinary course of business or comprised of notes payable, or stock or other securities issued by account debtors to the Company and its Subsidiaries pursuant to negotiated agreements with respect to settlement of such account debtor's accounts in the ordinary course of business;

(ii)          capital stock (A) issued and outstanding on the Closing Date in Subsidiaries, (B) issued following the Closing Date by a Person who becomes a Subsidiary promptly following such issuance or capital contribution between such Persons and who joins as a party to the Security Agreement and the Guaranty pursuant to Section 5.15, or (C) issued by a Subsidiary to the Company or another Subsidiary;

(iii)          Investments consisting of intercompany loans or advances by and among the Company and its Subsidiaries (excluding Excluded Subsidiaries) so long as Investors have a first priority, perfected Lien in such intercompany loans and, if evidenced by a note, the Collateral Agent (as defined in the Security Agreement) has received such note, together with transfer powers executed in blank in connection therewith;

(iv)          Investments consisting of the Company or any Subsidiary guaranteeing Permitted Indebtedness;

(v)          Investments in cash or cash equivalents that are subject to the Investors’ Lien and control pursuant to documentation in form and substance reasonably satisfactory to the Investors;

(vi)          Investments consisting of loans or advances to its respective officers, directors and employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel, tuition reimbursement, 401(k) account transition amounts, business entertainment, relocation and similar business purposes up to a maximum of $50,000 per Person at any one time outstanding and $250,000 in the aggregate at any one time outstanding;

(vii)        Investments existing as of the Closing Date and set forth on Section 6.3 of the Disclosure Letter;

(viii)       capital expenditures not to exceed $5,750,000 for each fiscal year; provided, however, that of such capital expenditures no more than $1,250,000 may be expended in connection with the acquisition of equipment or other fixed assets;

(ix)         Restricted Payments permitted by Section 6.8; and

(x)          other Investments in an aggregate outstanding amount not to exceed $500,000.

(ee)          “Permitted Restricted Payments” shall mean:

(i)          Restricted Payments to the Company or any Subsidiary (other than Excluded Subsidiaries);

(ii)         Restricted Payments solely in shares of common stock or warrants to purchase common stock so long as no Change of Control would result therefrom;

(iii)        Restricted Payments in the form of splits of capital stock or reclassifications of capital stock into additional shares of Common Stock;

(iv)         repurchases of capital stock in the Company or any Subsidiary deemed to occur upon "cashless" exercise of restricted stock units, restricted stock awards, restricted stock options or restricted warrants subject to an incentive plan approved by the board of directors of the Company or such Subsidiary;

(v)          so long as no Event of Default shall have occurred or be continuing or would result therefrom, payments by any Subsidiary to enable the Company to purchase, redeem, retire or otherwise acquire shares of its capital stock (or options or rights to acquire its capital stock) held by current or former officers, directors or employees of the Company or any Subsidiary, in an aggregate cash amount not exceeding $1,000,000 in the aggregate for all such purchases, redemptions, retirements and acquisitions at all times;

(vi)         so long as no Event of Default shall have occurred and be continuing or would result therefrom, Restricted Payments in the form of issuances of restricted capital stock to officers, directors and employees of the Company or any Subsidiary in connection with employee compensation and incentive arrangements approved by the Board of Directors of the Company or such Subsidiary, in each case so long as treated as a compensation expense under GAAP and related cash payment of taxes in connection with such issuances paid on behalf of such officers, directors and employees;

(vii)        Restricted Payments in the form of purchases, redemptions or other acquisitions of capital stock with the proceeds received from the substantially concurrent issue of new shares of capital stock, so long as no Event of Default shall have occurred and be continuing or would result therefrom;

(viii)       customary fees paid or expense reimbursements provided to members of the board of directors (or equivalent governing body) of the Company or any Subsidiary in the ordinary course of business and consistent with past practices; and

(ix)         to the extent constituting Restricted Payments, payments made to Digital Matrix Systems, Inc. in the ordinary course of business on terms no less favorable to the Company and its Subsidiaries than would have been obtainable on an arm’s-length basis, for services provided to the Company and its Subsidiaries, including credit monitoring and analysis.

(ff)          "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(gg)         “Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.01 per share, having the terms designated pursuant to the certificate of designation attached hereto as Exhibit G, and any other securities of the Company which may be issued or issuable with respect to, in exchange for, or in substitution of, such shares of preferred stock (including without limitation, by way of recapitalization, reclassification, reorganization, merger or otherwise).

(hh)          "Restricted Payment" means any (a) dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock of the Company or any Subsidiary, (b) payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of the Company or any Subsidiary or (c) payment (whether in cash, securities or other property) of management, consulting or advisory fees (or other fees of a similar nature), by the Company or such Subsidiary to any equity holder or Affiliate of the Company or such Subsidiary (including the Investors).

(ii)          “Shareholder Approval” means, (a) if and as required by the rules of the Nasdaq Stock Market (including, without limitation, pursuant to Rule 5635 of the Nasdaq Stock Market), the approval of the stockholders of the Company in accordance with the requirements of such rules as may be necessary to (i) permit the conversion of all the Notes held by any officer or director of the Company into capital stock of the Company, (ii) permit the conversion of all the Notes and Preferred Stock into shares of Common Stock, and (iii) permit the exercise of Preemptive Rights pursuant to Section 5.3 and (b) to approve the actions described in Section 5.7.  For the avoidance of doubt, any such required stockholder approval need not be effected at a meeting of stockholders and may instead, if otherwise permitted pursuant to federal securities laws and regulations, the Charter and By-laws, and the rules of the Nasdaq Stock Market, be effected by written consent in lieu of a meeting.

(jj)          “Significant Investor” means any Investor holding (together with its Affiliates) at least ten percent (10%) of the aggregate unpaid principal amount of the Notes owing to the Investors.

(kk)         “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which 50% or more of the total voting power of equity entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees or other governing body thereof is at the time owned or controlled by such Person (regardless of whether such equity is owned directly or through one or more other Subsidiaries of such Person or a combination thereof).

(ll)          “Superior Proposal” has the meaning set forth in the Merger Agreement.

(mm)       “Superior Transaction” means an acquisition of the Company (other than the Offer, the Merger and the other transactions contemplated by the Merger Agreement): (i) in which all stockholders of the Company receive consideration for their shares solely in the form of cash (other than in the case of David McGough, Loeb Holding Corporation and/or Michael Stanfield, if any one or more of the foregoing persons elect to roll their shares of Company stock in the acquisition for stock of the Successor Entity); and (ii) which is in respect of a Superior Proposal that the Company validly accepted in accordance with the terms of the Merger Agreement and for which the Company validly terminated the Merger Agreement pursuant to 8.1(d)(ii) therein.

(nn)          “Trigger Date” means the earlier of the Automatic Conversion Time and any Optional Trigger Date.

7.2          Expenses.

(a)          The Company and the Investors will each pay their own fees, costs and expenses attributable to the negotiation and consummation of the transactions contemplated hereby and in the other Transaction Documents, provided that in the event that any one or more Notes convert for any reason other than as a result of the closing of the Merger, concurrent with such conversion, the Company will reimburse the Majority Investor for its reasonable legal fees and other out-of-pocket costs and expenses attributable to the negotiation, execution and delivery of the Notes and related Transaction Documents up to a maximum amount of $150,000.

(b)          The Company further agrees that it will pay, and will save the Investors, the directors, officers, employees, trustees, agents, investment advisors, auditors, investment managers, equity holders, partners, controlling persons, financing sources, collateral managers, servicers and counsel of each Investor and their respective Affiliates (collectively, the “Indemnitees”) harmless from, any and all liabilities, costs and expenses incurred by such Indemnitees to the extent arising in connection with, or to the extent arising from, the ownership of the Notes including, without limitation, any amendment or waiver of, or enforcement of, any Transaction Document relating to the transactions contemplated hereby, provided that the Company shall not have any obligation hereunder to an Indemnity to any Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgement of a court of competent jurisdiction.

(c)          The Company further agrees that it will pay, and will save the Investors harmless from, any and all Liabilities with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of the Transaction Documents or any modification, amendment or alteration of the terms or provisions of the Transaction Documents (excluding any taxes on the income or gain of the Investors).

7.3          Information Statement.  Promptly after the execution of this Agreement, the Company shall prepare the Information Statement and shall file the same with the Commission as soon as reasonably practicable, but in no event later than ten (10) Business Days after the Closing Date.  The Information Statement shall constitute an information circular informing the stockholders of the Company of receipt of the Shareholder Approval.  Other than with respect to any information provided by or on behalf of any Investor, the Company will cause the Information Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.  The Company shall use commercially reasonable efforts to cause the Information Statement to be cleared by the Commission as promptly as practicable after its filing with the Commission.  The Company will advise the Investors promptly after it receives oral or written notice of any request by the Commission for amendment to the Information Statement or comments thereon and responses thereto or requests by the Commission for additional information and will promptly provide each of the Investors with copies of any written communication from the Commission or any state securities commission.  The Company shall use commercially reasonable efforts, after consultation with the Investors, to resolve all such requests or comments with respect to the Information Statement as promptly as practicable after receipt thereof.  Each Investor shall cooperate with the Company in the preparation of the Information Statement and such Investor shall, upon request, furnish the Company with such information concerning it and its Affiliates, if any, as the Company may reasonably determine is required in connection with the preparation of the Information Statement.  No filing of, or amendment or supplement to the Information Statement will be made by the Company without consulting with the Investors and without providing each Investor the opportunity to review and comment thereon.  The Company shall cause the Information Statement to be mailed (or otherwise electronically provided) to the stockholders of the Company as promptly as practicable (but in any event within three (3) Business Days) after it is permitted under the Exchange Act.  The Company shall, promptly upon becoming aware of any information that would cause (i) any of the statements in the Information Statement to be false or misleading with respect to any material fact or (ii) the Information Statement to omit to state any material fact necessary to make the statements therein not false or misleading, inform each Investor and, upon consultation with such Investor, take necessary steps to correct the Information Statement.  Each Investor shall, promptly upon becoming aware of any information furnished by it pursuant to the forth immediately preceding sentence that would cause (x) any of the statements in the Information Statement to be false or misleading with respect to any material fact or (y) the Information Statement to omit to state any material fact necessary to make the statements therein not false or misleading, inform the Company.

7.4          Remedies.  In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement or any other Transaction Documents shall have been breached by a party, the other parties may proceed to protect and enforce their respective rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or any of the other Transaction Documents, and may exercise all remedies under the Notes.  Each party hereto hereby acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached and that remedies at law would not be adequate to compensate such other parties not in default or in breach.  Accordingly, each party agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity.  The parties waive any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

7.5          Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto, the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

7.6          Successors and Assigns.  This Agreement shall bind and inure to the benefit of the Company and the Investors and their respective successors and permitted assigns.  Prior to the occurrence of the Trigger Date, no Investor may assign or transfer either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of the Company, provided that any Investor may transfer this Agreement or any of their rights, interests or obligations hereunder (i) to an Affiliate of such Investor, (ii) in connection with a pledge or assignation of security interest in all or any portion of its rights under this Agreement to secure obligations of such Investor (provided further that no such pledge or assignment shall release such Investor from any of its obligations hereunder or substitute any such pledgee or assignee for such Investor as a party hereto), and (iii) following and in connection with the insolvency of such Investor.  Upon and after the Trigger Date, subject to applicable federal, state and provincial securities laws and regulations, the Investors may freely assign either this Agreement or any of their rights, interests or obligations hereunder without the prior written approval of the Company.  Any transfer of Notes must be made in compliance with Section 7.19, if applicable, and with Section 13 of the Notes.

7.7          Entire Agreement.  This Agreement and the other writings referred to herein or delivered pursuant hereto (including the other Transaction Documents) which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

7.8          Notices.

(a)          Notices Copied to Investors.  All written notices delivered to the Company, the Majority Investor or the Collateral Agent (as defined in the Security Agreement) pursuant to this Agreement or any other Transaction Document (whether or not required to be delivered hereunder or thereunder) shall be copied to all Investors.

(b)          Notices Generally.  All notices, requests, demands, claims, consents and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by email, (c) sent by nationally-recognized overnight courier guaranteeing next business day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

(i) if to the Company, to:

Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, Virginia 20151
Attention:  Mr. Michael R. Stanfield
    Executive Chairman and President
Email:  mstanfield@intersections.com

with a copy to:

Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, Virginia 20151
Attention:  Mr. Duane L. Berlin, Esq.
    Chief Legal Officer and General Counsel
Email:  dberlin@intersections.com

and

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Attention:  Todd E. Lenson, Esq.
Email: tlenson@kramerlevin.com
Fax:  (212) 715-9216

and

Olshan Frome Wolosky LLP
1325 Avenue of the Americas, 15th Floor
New York, New York 10019
Attention:  Spencer Feldman, Esq.
Email:  sfeldman@olshalaw.com
Fax: (212) 451-2222

and

(ii) if to the Investors, to the addresses set forth on the signature page hereto with a copy to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, CA 90067
Attention:  Ari Lanin
Email: alanin@gibsondunn.com
Fax:  (310) 552-7046

and:

Gibson, Dunn & Crutcher LLP
333 S. Grand Ave.
Los Angeles, CA 90071
Attention:  Cromwell Montgomery
Email: cmontgomery@gibsondunn.com
Fax:  (213) 229-6078

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (A) when delivered, if personally delivered, (B) when sent, if sent by email on a business day (or, if not sent on a business day, on the next business day after the date sent by email), (C) on the next business day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next business day delivery, and (D) on the fifth (5th) business day following the date on which the piece of mail containing such communication is posted, if sent by mail.

7.9          Amendments, Modifications, Terminations and Waivers.

(a)          The terms and provisions of this Agreement and the other Transaction Documents may not be modified, amended or terminated, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Company and the Majority Investor; provided, however, that no modification, amendment, termination, waiver or consent to any departure by the Company or its Subsidiaries from the provisions of the Transaction Documents shall, unless in writing and signed by all Investors being adversely affected, do any of the following: (a) except in the case of the waiver or forgiveness of the Default Rate, reduce the principal of, or interest on, any Notes, (b) except in the case of the provisions of Section 4(b) of the Notes, postpone any date fixed for any payment of principal of, or interest on, any Notes, (c) amend the definition of “Conversion Rate” or any of its component definitions, including the definition of “Conversion Price”, or (d) amend this Section 7.9, Section 12 of the Notes, Section 7.6 or 7.8 of the Security Agreement, Section 4.4 of the Guaranty or Section 11(g) of the Registration Rights Agreement; provided, further, however, that any modification, amendment, termination or waiver of the provisions of this Agreement or any other Transaction Document that would disproportionately and adversely affect the rights of any Investor or group of Investors as compared to the Majority Investor shall require the written consent of any such Investor so adversely affected.  Notwithstanding the foregoing, any request for an amendment to a Note or other Transaction Document must be made to all Notes and Transaction Documents.

(b)          If the Company offers any fee, consideration or concessions to any Investor in exchange for such Investor’s consent to any modification, amendment, termination or waiver under this Agreement or the other Transaction Documents, the Company shall offer the same fee, consideration or concession (on a Pro Rata basis) to each Investor who agrees to consent to such modification, amendment, termination or waiver.

7.10          Governing Law; Waiver of Jury Trial.

(a)          All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(b)          THE COMPANY AND EACH INVESTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS EXCEPT TO THE EXTENT NECESSARY TO ENFORCE RIGHTS AGAINST THE COLLATERAL.  THE COMPANY AND EACH INVESTOR HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  THE COMPANY AND EACH INVESTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

(c)          THE COMPANY AND EACH INVESTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THE COMPANY AND EACH INVESTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  THE COMPANY AND EACH INVESTOR WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

7.11          No Third Party Reliance.  Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Investors to enter into this Agreement and the other Transaction Documents (and the Company acknowledges that the Investors have expressly relied thereon) and (b) are solely for the benefit of the Investors.  Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any holder thereof other than the Investors shall be a third-party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Investors or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

7.12          Publicity.  Neither the Investors nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the Investors and those parties mentioned in such press release or public disclosure in advance.  Notwithstanding the foregoing, the parties hereto may, in documents required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable.

7.13          Severability.  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as to not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.14          Independence of Agreements, Covenants, Representations and Warranties.  All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.  The annexes, exhibits and schedules attached hereto are hereby made part of this Agreement in all respects.

7.15          Construction.  The Company and the Investors acknowledge that the Company and its independent counsel and the Investors and their independent counsel have jointly reviewed and drafted this document, and agree that any rule of construction and interpretation to the effect that drafting ambiguities are to be resolved against the drafting party shall not be employed.

7.16          Counterparts; Facsimile and Electronic Signatures.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Counterpart signatures to this Agreement delivered by facsimile or other electronic transmission shall be acceptable and binding.

7.17          Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.18          Agreement of Majority Investor.  The Majority Investor hereby agrees not to file the Certificate of Designation delivered on the Closing Date until such time as the Investors elect to convert their Notes or the Notes are mandatorily converted, and such Notes are convertible into Preferred Stock.

7.19          Specific Performance.  The Company acknowledges and agrees that a breach of any of the terms contained in this Agreement will cause irreparable injury to the Investors and that the Investors have no adequate remedy at law in respect of such breaches and therefore agrees that the obligations of the Company contained in this Agreement shall be specifically enforceable against the Company.

* * * * *

IN WITNESS WHEREOF, each of the undersigned has duly executed this Note Purchase and Exchange Agreement as of the date first written above.

COMPANY:

Intersections Inc.

By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: CFO

Note Purchase and Exchange Agreement

INVESTOR:

WC SACD ONE PARENT, INC.

By:	/s/ Hari Ravichandran
Name: Hari Ravichandran
Title: Chief Executive Officer

Address:
15 Network Drive
Burlington, MA 01803
Attention: Hari Ravichandran
Email: hari@isubscribed.com

Note Purchase and Exchange Agreement

INVESTOR:

Loeb Holding Corporation

By:	/s/ Bruce L. Lev
Name: Bruce L. Lev
Title: Managing Director

Address:
100 Wall Street, 19th Floor
New York, New York 10005

with a copy to:

Strook & Strook & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attention: Bradley Kulman, Esq.
Facsimile No.: (212) 806-6006

Note Purchase and Exchange Agreement

INVESTOR:

By:	/s/ David A. McGough
Name: David A. McGough
Title:

Address:
6825 Mulhouse Ct.
Plano, TX 75024

Note Purchase and Exchange Agreement

Annex I
Investors

Part A

Investor	Initial Principal Amount of Note	Purchase Price
WC SACD One Parent, Inc.	$30,000,000	$30,000,000

Part B

Investor	Initial Principal Amount of Note	Note to be Exchanged
Loeb Holding Corporation	$3,000,000
Promissory Note, dated June 27, 2018, in the amount of $2,000,000, made by the Company in favor of Loeb Holding Corporation.

Promissory Note, dated September 24, 2018, in the amount of $1,000,000, made by the Company in favor of Loeb Holding Corporation.

David A. McGough	$1,000,000	Promissory Note, dated June 27, 2018, in the amount of $1,000,000, made by the Company in favor of David A. McGough.

Note Purchase and Exchange Agreement

EXHIBIT A
FORM OF NOTE

NEITHER THE ISSUANCE AND SALE OF THIS NOTE NOR ANY SHARES OF COMMON STOCK OR PREFERRED STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THIS NOTE AND THE SHARES OF COMMON STOCK OR PREFERRED STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE OR THE SHARES OF COMMON STOCK OR PREFERRED STOCK ISSUABLE UPON CONVERSION OF THIS NOTE UNDER THE SECURITIES ACT, AS APPLICABLE, OR (II) UNLESS THE HOLDER PROVIDES THE COMPANY WITH ASSURANCE (REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH NOTE OR THE SHARES OF COMMON STOCK OR PREFERRED STOCK ISSUABLE UPON THE CONVERSION OF THE NOTE CAN BE SOLD, ASSIGNED OR TRANSFERRED PURSUANT TO RULE 144 OR SUCH OTHER EXEMPTION FROM REGISTRATION AS MAY BE AVAILABLE.
THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF.
INTERSECTIONS INC.
SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: October 31, 2018	Principal Amount: U.S. $[_____]
(subject to Section 3(c)(iv) hereof)
FOR VALUE RECEIVED, Intersections Inc., a Delaware corporation (the “Company”), hereby promises to pay to [_____] or the registered assign(s) thereof (“Holder”) the principal amount set forth above (the “Principal”) when due, whether upon the Maturity Date, acceleration or otherwise (in each case in accordance with the terms hereof), together with accrued interest (“Interest”) on any outstanding Principal at the First Interest Rate or the Second Interest Rate, as applicable, from the date hereof (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, acceleration, conversion or otherwise (in each case, in accordance with the terms hereof).  This Senior Secured Convertible Note (this “Note”) is being issued pursuant to that certain Note Purchase and Exchange Agreement, dated as of the date hereof, by and among (inter alios) the Company and the Holder (the “Note Purchase Agreement”), and is entitled to the benefits of, and evidences obligations incurred under, the Note Purchase Agreement and the other Transaction Documents (as defined in the Note Purchase Agreement), to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Company is permitted and required to make prepayments and repayments of principal of the obligations evidenced hereby and on which such obligations may be declared to be immediately due and payable.  This Note represents a full recourse obligation of the Company, is guaranteed by the Company’s Subsidiaries pursuant to the terms of the Guaranty, and is secured by the Collateral pursuant to the terms of the Security Agreement.

Certain capitalized terms used herein are defined in Section 24.  Other capitalized terms used but defined herein shall have the meaning given to such terms in the Note Purchase Agreement.

(1)            MATURITY.  On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal and accrued and unpaid Interest, if any.  The “Maturity Date” shall be October 31, 2021.

(2)            INTEREST; INTEREST RATE.
(a)            So long as no Event of Default has occurred and is continuing, the outstanding Principal balance of this Note shall accrue Interest from the Issuance Date through October 31, 2019 (the “First Interest Rate Period”), at the rate of six percent (6.0%) per annum (based on a 360-day year and the actual number of days elapsed in any partial year) (the “First Interest Rate”).  The Interest accruing during the First Interest Rate Period shall be paid quarterly in arrears in cash, commencing on December 31, 2018, and as of the last  day of each calendar quarter thereafter.  During the continuance of an Event of Default, Interest shall be calculated at the Default Rate as set forth in Section 2(c) below.
(b)            So long as no Event of Default has occurred and is continuing, the outstanding Principal balance of this Note shall accrue Interest from and after the end of the First Interest Rate Period through the Maturity Date (the “Second Interest Rate Period”), at the rate of eight percent (8.0%) per annum (based on a 360-day year and the actual number of days elapsed in any partial year) (the “Second Interest Rate”).  The Interest accruing during the Second Interest Rate Period shall be paid quarterly in arrears in cash.  During the continuance of an Event of Default, Interest shall be calculated at the Default Rate as set forth in Section 2(c) below.
(c)            From and after the date that an Event of Default has occurred and while it is continuing, the First Interest Rate or the Second Interest Rate, whichever is then applicable, shall be increased by two percent (2.0%) and otherwise applied consistently with the provisions of Sections 2(a) and 2(b) (the “Default Rate”).
(d)            Notwithstanding any other provision of this Note, the aggregate annual interest rate payable with respect to this Note (including all charges and fees deemed to be interest pursuant to applicable law) shall not exceed the maximum annual rate permitted by applicable law.  In the event the aggregate annual interest rate payable with respect to this Note (including all charges and fees deemed to be interest under applicable laws) exceeds the maximum legal rate, the Company shall only pay Interest to the Holder at the maximum permitted rate and the Company shall continue to make such Interest payments at the maximum permitted rate until all amounts, fees and obligations required to be paid hereunder have been paid in full.

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(e)            This Note is one of a series of notes issued by the Company pursuant to the Note Purchase Agreement containing substantially identical terms and conditions.  Such Notes are referred to herein as the “Notes ,” and the holders thereof (including the Holder) are referred to herein as the “Investors.” The right of an Investor to receive payments of Principal and Interest under this Note shall be pari passu with the rights of the other Investors to receive payments of Principal and Interest under their respective Notes, and the Company covenants that any payments made by it with respect to the Notes shall be made pro rata among the Investors determined based on the ratio of the outstanding balance of Principal and Interest under each Note divided by the aggregate outstanding balance of Principal and Interest under all Notes.  By the Holder’s acceptance of this Note, the Holder agrees to the foregoing.

(3)            CONVERSION OF NOTE.  This Note shall be convertible into shares of Common Stock and Preferred Stock, on the terms and conditions set forth in this Section 3.
(a)            Conversion.
(i)            (x)  Upon the occurrence of the Automatic Conversion Time, if any (the anticipated occurrence of which the Company shall so notify its transfer agent, if any (the “Transfer Agent”) in sufficiently advance time so that the Holder (or its designee) is reflected as the record holder of the number of shares of Common Stock and/or Preferred Stock into which this Note converts at the Automatic Conversion Time), all of the outstanding and unpaid Conversion Amount (as defined below) shall automatically convert into Common Stock and (if applicable) Preferred Stock in accordance with this Section 3.1(a)(i), Section 3(a)(ii) and Section 3(c), at the Conversion Rate (as defined below), and (y) at any time on or after the occurrence of the Optional Trigger Date, if any, the Holder shall be entitled to convert all or any portion of the outstanding and unpaid Conversion Amount into Common Stock and (if applicable) Preferred Stock in accordance with this Section 3.1(a)(i), Section 3(a)(ii) and Section 3(c), at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock or Preferred Stock upon any conversion.  If any conversion would result in the issuance of a fraction of a share of Common Stock or Preferred Stock, the Company shall round up such fraction of a share of Common Stock or Preferred Stock.  The Company shall pay any and all stock transfer, stamp, documentary and similar taxes (excluding any taxes on the income or gain of the Holder) that may be payable with respect to the issuance and delivery of shares of Common Stock or Preferred Stock to the Holder upon conversion of any Conversion Amount.  To the extent permitted by law, the Company and the Holder acknowledge and agree that any conversion of all or any portion of the Conversion Amount into shares of Common Stock or Preferred Stock pursuant to the terms of this Section 3(a) will not be treated as a taxable transaction and the Company and the Holder agree to report any such conversion in a manner consistent with the foregoing treatment.
(ii)            The outstanding and unpaid Conversion Amount shall be convertible in whole or in part into shares of the Company’s Common Stock, provided that, to the extent that the Company remains listed on the Nasdaq Stock Market and the proposed Elective Conversion Date or Automatic Conversion Time, as the case may be, is prior to the occurrence of the Effectiveness Date, the Company shall not be required to issue to the Holder more than the Pro Rata number of shares of Common Stock and the remainder of the outstanding and unpaid Conversion Amount shall be convertible into shares of Preferred Stock.

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(b)            Conversion Rate.  The number of shares of Common Stock or Preferred Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) (the “Conversion Rate”) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price, provided that prior to the Effectiveness Date, the Company may issue no more than the Pro Rata number of shares of Common Stock.
(i)            “Conversion Amount” means the sum of (A) the portion of the Principal to be converted with respect to which this determination is being made and (B) accrued and unpaid Interest with respect to such Principal (subject to Nasdaq limitations with respect to the form of consideration).
(ii)            “Conversion Price” means (A) with respect to a share of Common Stock, $2.27, subject to adjustment as provided herein and (B) with respect to a share of Preferred Stock, $11.35, subject to adjustment as provided herein.
(iii)            “Effectiveness Date” means the date on which the Shareholder Approval becomes effective.
(iv)            “Shareholder Approval” means, as required by the rules of the Nasdaq Stock Market, the approval of the stockholders of the Company holding a majority of the issued and outstanding shares of Common Stock to permit the conversion of all the Notes and Preferred Stock into shares of Common Stock.
(c)            Mechanics of Conversion.
(i)            Conversion.
(A)            To convert any Conversion Amount into shares of Common Stock and/or Preferred Stock on any date in connection with any elective conversion of this Note (any such date, an “Elective Conversion Date”), the Holder shall (1) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 12:00 p.m., Eastern Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (2) if required by this Section 3(c)(i), cause this Note to be delivered to the Company as soon as practicable on or following such date.  Any Conversion Notice may condition the conversion upon the effectiveness or occurrence of an event, which shall be described in such Conversion Notice in reasonable detail.  On or before 12:00 p.m., Eastern Time, on the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail a confirmation of receipt of such Conversion Notice to the Holder (at the facsimile number or electronic mail address provided in the Conversion Notice) and the Transfer Agent.

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(1)            If such Conversion Notice, as specified therein, is being delivered by the Holder in connection with an election to convert in connection with the consummation of an Alternative Transaction and such Conversion Notice provides for the conversion of this Note to be effective as of the Alternative Transaction Conversion Time in respect of such Alternative Transaction specified therein  (an “Alternative Transaction Election”), the Company shall with effect as of the Alternative Transaction Conversion Time, (x) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, cause the Transfer Agent to credit such aggregate number of shares of Common Stock and/or Preferred Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian (“DWAC”) system, or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address specified by the Holder in writing to the Company, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock and/or Preferred Stock to which the Holder shall be entitled.  The Company also agrees to take any such further action as may be reasonably required or necessary to effectuate, effective as of the Alternative Transaction Conversion Time, the conversion of the Note into the number of shares of Common Stock and/or Preferred Stock to which the Holder is entitled.  If this Note is physically surrendered for conversion as required by Section 3(c)(iv) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 18(d)), representing the outstanding Principal not converted.
(2)            If such Conversion Notice is being delivered, other than in connection with an Alternative Transaction Election, on or before 12:00 p.m., Eastern Time, on the third (3rd) Business Day following the date of receipt of such Conversion Notice (the “Share Delivery Date”), the Company shall (x) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, cause the Transfer Agent to credit such aggregate number of shares of Common Stock or Preferred Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its DWAC system, or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or if the Holder otherwise requests, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock or Preferred Stock to which the Holder shall be entitled.  If this Note is physically surrendered for conversion as required by Section 3(c)(iv) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 18(d)), representing the outstanding Principal not converted.

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(B)            In connection with the conversion of this Note at the Automatic Conversion Time, the Company shall with effect at the Automatic Conversion Time (1) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, cause the Transfer Agent to credit such aggregate number of shares of Common Stock and/or Preferred Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its DWAC system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address specified by the Holder in writing to the Company, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock and/or Preferred Stock to which the Holder shall be entitled.  The Company also agrees to take any such further action as may be reasonably required or necessary to effectuate, effective as of the Automatic Conversion Time, the conversion of the Note into the number of shares of Common Stock and/or Preferred Stock to which the Holders is entitled.
(C)            The Person or Persons entitled to receive the shares of Common Stock and/or Preferred Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock and/or Preferred Stock on the Elective Conversion Date or Automatic Conversion Time, as the case may be.
(ii)            Shareholder Approval.  In the event that the shareholders of the Company do not approve the Shareholder Approval by written consent or such written consent does not become effective for any reason within 30 days after the Closing Date (and, in furtherance of the foregoing, the Company shall prepare and file an information statement with respect to such Shareholder Approval within 10 Business Days of the Issuance Date), the Company shall use its commercially reasonable efforts to seek, in each calendar year until shareholder approval is obtained, shareholder approval for the conversion of the full Conversion Amount into Common Stock, including preparing, filing and mailing a proxy statement to its shareholders and recommending to its shareholders to approve such item, in a manner that satisfies Nasdaq Listing Rule 5635.
(iii)            Company’s Failure to Timely Convert.  If, at any time, the Company shall fail to credit the Holder’s balance account with DTC or issue a certificate to the Holder, as the case may be, upon conversion of any Conversion Amount (1) in the case of an elective conversion of this Note (other than an Alternative Transaction Election), on or prior to the date which is ten (10) Business Days after the Elective Conversion Date, (2) at the Automatic Conversion Time, or (3) in respect of Alternative Transaction Election, at the Alternative Transaction Conversion Time (in any such case, a “Conversion Failure”), then the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(iii) or otherwise.

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(iv)            Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note has been converted as a result of the occurrence of the Automatic Conversion Time and registration of such Common Stock and Preferred Stock  (if applicable) in the name of the Holder (or its designee) has been confirmed; provided, no such physical surrender shall be required prior to such confirmation, or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note.  The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.
(v)            Disputes.  In the event of a dispute between the Company and the Holder of this Note as to the number of shares of Common Stock and/or Preferred Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock and/or Preferred Stock not in dispute and resolve such dispute in accordance with Section 19.

(4)            REDEMPTIONS.
(a)            Optional Redemption.  This Note may not be optionally redeemed by the Company without express prior written consent of the Holder and the Majority Investor.  Each payment made in connection with an optional redemption permitted under this Section 4(a) shall be applied Pro Rata among all outstanding Notes.
(b)            Mandatory Redemption.  The Note is subject to mandatory redemption in the following amounts and at the following times:
(i)            Excess Cash Flow.  Subject to Section 4(b)(v), within five (5) Business Days after financial statements have been delivered in respect of each fiscal year ending after the fiscal year ending December 31, 2018, the Company shall redeem the aggregate Principal amount of the Notes in an amount equal to 15% of the Excess Cash Flow for such fiscal year.
(ii)            Casualty Events.  Subject to Section 4(b)(v), promptly, but no later than five (5) Business Days, upon receipt by the Company or any Subsidiary of (A) Net Cash Proceeds from Casualty Events with respect to Collateral and (B) all Extraordinary Receipts, the Company shall pay to the Holders of the Notes 100% of such Net Cash Proceeds and Extraordinary Receipts so received to be applied; provided, however, that with respect to any Net Cash Proceeds received from Casualty Events or any Extraordinary Receipts, at the election of the Company (pursuant to a notice in writing by the Company to the Holders on or prior to the date of receipt of such Net Cash Proceeds or Extraordinary Receipt, as applicable, and so long as no Event of Default shall have occurred and be continuing, the Company or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds or Extraordinary Receipts, as applicable, in operating assets or other assets used or useful in the business of the Company and its Subsidiaries, in each case, other than a reinvestment in cash assets, so long as such reinvestment occurs within 180 days after the receipt of such Net Cash Proceeds or Extraordinary Receipts, as applicable); provided, further, however, that any Net Cash Proceeds or Extraordinary Receipts not reinvested as set forth herein above, shall be applied to the redemption of the outstanding Principal amounts of the Notes at the end of such 180 day period.

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(iii)            Incurrence of Indebtedness.  Subject to Section 4(b)(v), promptly (but no later than three (3) Business Days) upon receipt of Net Cash Proceeds from the incurrence or issuance by the Company or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), the Company shall pay to the Holders of the Notes100% of such Net Cash Proceeds so received.
(iv)            Asset Dispositions.  Subject to Section 4(b)(v), promptly (but no later than three (3) Business Days) upon receipt by the Company or any Subsidiary of Net Cash Proceeds in excess of $250,000, in the aggregate, from asset dispositions of Collateral, the Company shall pay to the Holders of the Notes 100% of such Net Cash Proceeds so received; provided, however, at the election of the Company (pursuant to a notice in writing by the Company to the Holders of the Notes on or prior to the date on which such prepayment would otherwise be due), and so long as no Event of Default shall have occurred and be continuing, the Company or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets or other assets used or useful in the business of the Company and its Subsidiaries, in each case, other than a reinvestment in cash assets, so long as such reinvestment occurs within 180 days after the receipt of such Net Cash Proceeds; provided, further, however, that any Net Cash Proceeds not reinvested as set forth herein above, shall be applied to the redemption of the outstanding principal amounts of the Notes at the end of such 180 day period.
(v)            Any mandatory redemption payment made pursuant to any clause of this Section 4(b) shall (A) be applied Pro Rata among Notes outstanding and (B) be applied first to accrued and unpaid interest, and then to unpaid Principal amounts of this Note.
(vi)            The Company shall promptly deliver to the Holder a written notice of each redemption under this Section 4(b) prior to the date such redemption is required to be made.  The Holder may reject all or a portion of its Pro Rata share of any such mandatory redemption (such declined amounts, the “Declined Amounts”) by notice (which notice may be telephonic, followed by written notice) to the Company, specifying the Principal amount of the mandatory redemption rejected by the Holder.  Any Declined Amounts may be utilized by the Company for any purpose not prohibited by the Transaction Documents.

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(5)            RIGHTS UPON EVENT OF DEFAULT.
(a)            Event of Default.  Each of the following events shall constitute an “Event of Default”:
(i)            the Company’s failure to pay to the Holder any amount of Principal when and as due under this Note (including, without limitation, upon a mandatory redemption event pursuant to Section 4);
(ii)           the Company’s failure to pay to the Holder any amount of Interest or other amounts (other than the amounts specified in clause (i)) when and as due under this Note if such failure continues for a period of at least three (3) Business Days;
(iii)          the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors, (E) commences voluntary discussions with creditors of the Company or its Subsidiaries to reorganize its debts, or (F) admits in writing that it is generally unable to pay its debts as they become due;
(iv)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is not vacated, set aside or reversed within sixty (60) days that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;
(v)           a final judgment or judgments for the payment of money aggregating in excess of $3,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $3,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within sixty (60) days of the issuance of such judgment;
(vi)           the Company or any Subsidiary breaches any covenant contained in Section 5.16 or Article 6 of the Note Purchase Agreement;
(vii)          the Company or any Subsidiary breaches any covenant in any Transaction Document not otherwise described in clause (a)(i), (a)(ii) or (a)(vi) above, and such breach continues for a period of at least thirty (30) days;
(viii)         any representation, warranty, certification or statement made by the Company or any Subsidiary in any Transaction Document or in any certificate, financial statement or other document delivered pursuant to any Transaction Document is incorrect in any material respect (or in any respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made or deemed made;

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(ix)         a Change of Control occurs other than as a result of the consummation of the Merger;
(x)          any lien created by the Security Agreement shall at any time fail to constitute a valid and perfected lien on all of the Collateral purported to be secured thereby, subject to no other lien except for Permitted Encumbrances, or the Company or any Subsidiary shall so assert;
(xi)         any of the Transaction Documents shall for any reason fail to constitute the valid and binding agreement of any party thereto, or the Company or any Subsidiary shall so assert, in each case, unless such Transaction Document terminates pursuant to the terms and conditions thereof without any breach or default thereunder by the Company or any Subsidiary party thereto;
(xii)        the Guaranty shall cease, for any reason, to be in full force and effect, or the Company or any Subsidiary shall so assert in writing;
(xiii)       the Company or any Subsidiary shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Indebtedness in excess of $500,000 (“Material Indebtedness”), when and as the same shall become due and payable, after giving effect to any grace period with respect thereto;
(xiv)       any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;
(xv)        there shall occur any material loss, theft, damage or destruction of any Collateral (as defined in the Security Agreement) not fully covered by insurance; or
(xvi)       the occurrence of a Conversion Failure, if such Conversion Failure continues for a period of at least five (5) Business Days.

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(b)            Rights Upon Event of Default.  Promptly (and in any event within two (2) Business Days) after the occurrence of an Event of Default, the Company shall deliver written notice thereof (an “Event of Default Notice”) to the Holder and the Majority Investor.  Upon receipt of an Event of Default Notice or upon determination that an Event of Default has occurred and is continuing, the Majority Investor (on behalf of all Holders) may, at its option, by notice to the Company and each other Investor (an “Event of Default Acceleration Notice”), declare the Default Amount to be due and payable upon demand (an “Acceleration”), provided that upon the occurrence of an Event of Default described in Sections 5(a)(iii) or 5(a)(iv) above, such Acceleration shall occur automatically without requiring the delivery of an Event of Default Acceleration Notice, such that the Default Amount shall automatically become immediately due and payable without any further notice, demand or other action.  For purposes hereof, the “Default Amount” shall equal the entire unpaid Principal balance under this Note, plus all previously accrued and unpaid Interest.  Following an Acceleration (other than an Acceleration based on an Event of Default described in Sections 5(a)(iii) and 5(a)(iv) above), the Majority Investor (on behalf of all Holders) shall have the right, but not the obligation, to demand payment in full of the Default Amount at any time prior to the original Maturity Date of this Note upon written notice to the Company (a “Demand Notice”).  For the avoidance of doubt, the Majority Investor and its successor and/or assigns has the sole authority to declare an Event of Default and to enforce the Notes on behalf of all Holders.  The Company shall deliver the applicable Default Amount to the Holder (x) in the case of an Event of Default under Section 5(a)(iii) or 5(a)(iv), immediately, and (y) in the case of any other Event of Default, within two (2) Business Days after the Company’s receipt of the Demand Notice.  In the event the Company fails to deliver the Default Amount as described above, the Majority Investor (on behalf of all Holders) shall be permitted to exercise such rights as a secured party or otherwise hereunder or under the other Transaction Documents to the extent permitted by applicable law.

(6)            RIGHTS UPON A CHANGE OF CONTROL.  The Company shall not enter into or be party to a transaction resulting in a Change of Control unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 6 pursuant to written agreements on or prior to the consummation of such Change of Control, including the agreement to deliver to the Holder of this Note in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of this Note (the “Successor Note”).  Upon the occurrence of any Change of Control, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Control, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein, until such time as the Successor Note is delivered.  Upon consummation of a Change of Control as a result of which holders of Common Stock shall be entitled to receive stock, securities, cash, assets or any other property with respect to or in exchange for such Common Stock, the Company or Successor Entity, as the case may be, shall deliver to the Holder confirmation that there shall be issued upon conversion of this Note at any time after the consummation of such Change of Control, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of this Note prior to such Change of Control, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Change of Control had this Note been converted immediately prior to such Change of Control, as adjusted in accordance with the provisions of this Note.  The provisions of this Section 6 shall apply similarly and equally to successive Change of Control transactions and shall be applied without regard to any limitations on the conversion of this Note.

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(7)            RIGHTS UPON ISSUANCE OF OTHER SECURITIES.
(a)            Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, Preferred Stock, Options or in Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, as the case may be.
(b)            Adjustment of Conversion Rate upon Subdivision or Combination of Common Stock; Stock Dividends.  If the Company at any time, or from time to time, subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time, or from time to time, combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.  Any adjustment under this Section 7(b) shall become effective at the close of business on the date the subdivision or combination becomes effective or, in the case of a stock dividend, the date of such event.
(c)            (i)  Adjustment of Conversion Rate upon Cash Dividends and Distributions.  If the Company at any time, or from time to time, pays a dividend or makes a distribution in cash to the record holders of any class of Common Stock, then immediately after the close of business on the day that the Common Stock trades ex-distribution, the Conversion Price then in effect shall be reduced to an amount equal to the product of (i) the Conversion Price in effect immediately prior to such dividend or distribution and (ii) the quotient determined by dividing (A) the Closing Sale Price of the Common Stock on the day that the Common Stock trades ex-distribution by (B) the sum of (1) the Closing Sale Price of the Common Stock on the day that the Common Stock trades ex-distribution plus (2) the amount per share of such dividend or distribution.  The Company shall not be required to give effect to any adjustment in the Conversion Price pursuant to this Section 7(c) unless and until the net effect of one or more adjustments (each of which shall be carried forward until counted toward an adjustment), determined in accordance with this Section 7(c), shall have resulted in a change of the Conversion Price by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least 1%, such change in the Conversion Price shall then be given effect.
(ii)            Adjustment of Conversion Rate upon Distributions of Capital Stock, Indebtedness or Other Non-Cash Assets.  If the Company at any time, or from time to time, distributes any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in Section 7(b)) to the record holders of any class of Common Stock, then the Conversion Price then in effect shall be reduced to an amount equal to the product of (A) the Conversion Price then in effect and (B) a fraction of which the numerator shall be the Closing Sale Price per share of the Common Stock on the record date fixed for determination of stockholders entitled to receive such distribution less the fair market value on such record date (as determined by the Board of Directors) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date) and of which the denominator shall be the Closing Sale Price per share of the Common Stock on such record date.

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The foregoing notwithstanding, the foregoing adjustments shall not constitute a waiver or consent to a transaction that is not otherwise permitted by the Note Purchase Agreement.
(d)            Other Events; Other Dividends and Distributions.  If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than pursuant to the Company’s stock incentive plans as in effect on the Issuance Date), then the Company’s Board of Directors shall, in good faith, make an adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.
(e)            Notice of Adjustment.  Whenever the Conversion Price is adjusted pursuant to this Section 7, the Company shall promptly mail notice of such adjustment to the Holder, which notice shall set forth the Conversion Price after adjustment, the date on which such adjustment became effective and a brief statement of the facts resulting in such adjustment.

(8)            NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(9)            RESERVATION OF AUTHORIZED SHARES.
(a)            Reservation.  The Company shall at all times reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock and (if applicable) Preferred Stock equal to 120% of the Conversion Rate with respect to the full Conversion Amount of this Note, solely for the purpose of effecting the conversion of this Note (the “Required Reserve Amount”).
(b)            Insufficient Authorized Shares.  If at any time while this Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its commercially reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

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(10)            VOTING RIGHTS.  The Holder shall have no voting rights in its capacity as the Holder of this Note, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware, and as expressly provided in this Note, the Company’s Charter or any of the other Transaction Documents.

(11)            OTHER COVENANTS.
(a)            Listing.  The Company shall promptly secure the listing of all of the Common Stock issuable upon conversion of this Note upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.  The Company shall maintain the Common Stock’s authorization for quotation on the principal exchange or market in which it is listed.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the principal market in which it is listed, other than in connection with a transfer of listing to an Eligible Market or the transactions contemplated by the Merger Agreement.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 11(a).
(b)            Quarterly Report of Outstanding Principal and Interest.  The Company covenants to deliver to the Holder, upon request, within 30 days following the end of each calendar quarter while any portion of this Note remains outstanding, a written statement signed by an authorized officer of the Company certifying (i) the amount of the outstanding Principal balance of this Note, (ii) all accrued but unpaid Interest on such outstanding Principal balance, and (iii) all remaining scheduled payments of Interest through the Maturity Date, in each case as of the end of such calendar quarter.
(c)            Waiver of Usury Defense.  The Company covenants (to the extent that it may lawfully do so) that it shall not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and shall actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that the interest rate on this Note violates present or future usury or other laws relating to the interest payable on any Indebtedness and shall not otherwise avail itself (and shall actively resist any attempt to compel it to avail itself) of the benefits or advantages of any such laws.
(d)            Registration Rights.  The Company agrees that the Holder, as a holder of Registrable Securities (as defined in the Registration Rights Agreement, dated as of the Issuance Date, by and among the Company and the Investors identified therein, as may be amended and/or restated from time to time (the “Registration Rights Agreement”)), is entitled to the benefits of the Registration Rights Agreement.

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(12)            VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTE.  Any provision of this Note may be amended, waived or modified only in accordance with Section 7.9 of the Note Purchase Agreement.  Any amendment, waiver, modification or consent with respect to this Note that is made pursuant to Section 7.9 of the Note Purchase Agreement shall automatically, without any further action on the part of any party, be deemed to apply to each other Note and any changes affected thereby shall be incorporated therein mutatis mutandis.

(13)            TRANSFER.  Prior to the Trigger Date, the Holder may not offer for sale, sell, assign or transfer this Note, the shares of Common Stock issuable upon conversion of this Note, or the shares of Preferred Stock issuable upon conversion of this Note without the prior written approval of the Company, provided that the Holder may transfer this Note or such Common Stock or such Preferred Stock (i) to an Affiliate, (ii) in connection with a pledge or assignation of security interest in all or any portion of the Note, such Common Stock or such Preferred Stock to secure obligations of the Holder, and (iii) following and in connection with the insolvency of the Holder.  Upon and after the Trigger Date, this Note and the shares of Common Stock and Preferred Stock issuable upon conversion of this Note may not be offered for sale, sold, transferred or assigned (i) in the absence of an effective registration statement for this Note or the shares of Common Stock or Preferred Stock issuable upon conversion of this Note, as applicable, or (ii) unless the Holder provides the Company with assurance (reasonably satisfactory to the Company) that such Note or the shares of Common Stock and/or Preferred Stock issuable upon the conversion of this Note can be sold, assigned or transferred pursuant to Rule 144 or such other exemption from registration as may be available.  Upon any sale, transfer or assignment of this Note permitted pursuant to this Section 13 (including any sale, transfer or assignment to an Affiliate of the Holder), and as a condition to such sale, transfer or assignment, the purchaser, transferee or assignee, as applicable (the “New Holder”), shall execute and deliver (x) a joinder to the Note Purchase Agreement in form and substance reasonably acceptable to the other Investors pursuant to which the New Holder agrees to comply with the Investors’ obligations under this Note and the Note Purchase Agreement and (y) a joinder to the Security Agreement pursuant to which the New Holder agrees to comply with the Investors’ and the Secured Parties’ obligations under the Security Agreement, including with respect to Section 7.6 thereof (Indemnification).

(14)            REISSUANCE OF THIS NOTE.
(a)            Transfer.  This Note is issued in registered form pursuant to Treasury Regulations section 1.871-14(c)(1).  The Company (or its agent) will maintain a record of the Holder of this Note, and of Principal and Interest hereon as required by that regulation.  This Note may be transferred or otherwise assigned only by surrender of this Note and issuance of a new Note in accordance with this Section 14, and neither this Note nor any interest herein may be sold, transferred or assigned to any Person except upon satisfaction of the conditions specified in this Section 14.  If this Note is to be transferred or assigned, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 14(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 14(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iv) following conversion of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

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(b)            Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 14(d)) representing the then outstanding Principal.
(c)            Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 14(d) and in Principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
(d)            Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 14(a) or Section 14(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest on the Principal and Interest of this Note, from the Issuance Date.

(15)            REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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(16)            PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys’ fees and disbursements.

(17)            CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder of this Note and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(18)            FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(19)            DISPUTE RESOLUTION.  In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Company shall submit the disputed arithmetic calculations via facsimile within three (3) Business Days of receipt, or deemed receipt, of the Conversion Notice, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such calculation within five (5) Business Days of such disputed arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile the disputed arithmetic calculation of the Conversion Rate to the Company’s independent, outside accountant.  The Company, at the Company’s expense, shall cause the accountant, as the case may be, to perform the calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed calculations.  Such accountant’s calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(20)            NOTICES; PAYMENTS.
(a)            Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Note Purchase Agreement, including Section 7.8(a) thereof.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder of any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

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(b)            Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the initial Holder of this Note, shall initially be as set forth on the signature page to the Note Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(21)            CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(22)            WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, presentment, protest and all other demands and notices (other than the notices expressly provided for in this Note) in connection with the delivery, acceptance, default or enforcement of this Note and the Note Purchase Agreement.

(23)            GOVERNING LAW; SUBMISSION TO JURISDICTION; JURY TRIAL WAIVER.
(a)            Governing Law.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.
(b)            Submission to Jurisdiction.  THE COMPANY AND THE HOLDER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE OTHER TRANSACTION DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS EXCEPT TO THE EXTENT NECESSARY TO ENFORCE RIGHTS AGAINST THE COLLATERAL.  THE COMPANY AND THE HOLDER HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  THE COMPANY AND THE HOLDER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THIS NOTE AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
(c)            Jury Trial Waiver.  THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THE COMPANY AND THE HOLDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  THE COMPANY AND THE HOLDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

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(24)            CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:
(a)            “Alternative Transaction” means: any (i) direct or indirect acquisition of assets of the Company or any of its Subsidiaries (including any voting equity interests of the Company’s subsidiaries) equal to 10% or more of the fair market value of the Company’s consolidated assets or to which 10% or more of the Company’s net revenues or net income on a consolidated basis are attributable, (ii) direct or indirect acquisition of 10% or more of any class of capital stock, other equity securities or voting power of the Company (including, for the avoidance of doubt, phantom equity and quasi-equity), (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of capital stock, other equity securities or voting power of the Company (including, for the avoidance of doubt, phantom equity and quasi-equity), (iv) merger, consolidation, other business combination or similar transaction involving the Company or any of its subsidiaries, pursuant to which such person would own 10% or more of the consolidated assets, net revenues or net income of the Company and its subsidiaries, taken as a whole, (v) debt financing, including debt that is convertible into equity, in excess of $10,000,000 or convertible into more than 20% of the Company’s equity, or (vi) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company; in all cases of clauses (i)-(v) where such transaction is to be entered into with any person or group of persons other than Majority Investor or its Affiliates.
(b)            “Alternative Transaction Conversion Time” means, with respect to an Alternative Transaction, immediately prior to the consummation of such Alternative Transaction.
(c)            “Automatic Conversion Time” means, if any, the earlier of (i) immediately prior to the Effective Time (as defined in the Merger Agreement) and (ii) immediately prior to (but subject to) the consummation of a Superior Transaction.
(d)            “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

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(e)            “Capital Expenditures” means, with respect to the Company and its Subsidiaries, as may be applicable, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by the relevant entities during any period for any fixed or capital assets or improvements or for replacements, substitutions or additions thereto that are required to be capitalized and shown on the consolidated and consolidating balance sheet of the Company and its Subsidiaries in accordance with GAAP and consistent with methodologies and assumptions used in projections identified in Section 4.2(e) of the Note Purchase Agreement.
(f)            “Casualty Event” means, with respect to any property (including any interest in property) of the Company or any Subsidiary, any loss of, damage to, or condemnation or other taking of, such property for which the Company or such Subsidiary received insurance proceeds, proceeds of a condemnation award or other compensation.
(g)            “Change of Control” means an event or series of events by which, directly or indirectly:
(i)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), other than the Investors, Loeb Group, or Osmium, directly or indirectly, of 30% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(ii)            during any consecutive twelve-month period, a majority of the members of the Board of Directors of the Company cease to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body then still in office or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body then still in office; provided that a change in the members of the Board of Directors pursuant to Section 5.1 of the Note Purchase Agreement shall not constitute a Change of Control; or
(iii)            any Person or two or more Persons acting in concert, other than the Investors, Loeb Group, or Osmium, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, or control over the equity securities of the Company entitled to vote for members of the Board of Directors of the Company on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities; or

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(iv)            if the Loeb Group shall cease to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of at least 30% of the total voting power of the equity securities of the Company entitled to vote for the members of the Board of Directors of the Company, provided, however, that the provisions of this clause (iv) shall not be effective upon or following either (x) the closing of the Merger or (y) the closing of an Alternative Transaction.
(h)            “Closing Sale Price” on any date means the closing sales price per share (or if no closing sales price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the Nasdaq Stock Market or, if the Common Stock is not then listed on the Nasdaq Stock Market, on the principal other national securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national securities exchange, on the principal other market on which the Common Stock is then traded.  If the Common Stock is not so listed, the Closing Sale Price will be an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock.
(i)            “Common Stock” means the shares of the Company’s common stock, par value $0.01 per share, and any other securities of the Company which may be issued or issuable with respect to, in exchange for, or in substitution of, such shares of common stock (including without limitation, by way of recapitalization, reclassification, reorganization, merger or otherwise).
(j)            “Consolidated EBITDA” means, with respect to the Company and its Subsidiaries, on a consolidated basis, for any period, without duplication, an amount equal to:
(i)            Consolidated Net Income for such period; plus
(ii)            the sum of, without duplication, (A) any provision for taxes based on income, (B) Consolidated Interest Expense, (C) the amount of non-cash charges (including depreciation and amortization) and non-cash losses, in each case, which do not represent a cash item in such period or any future period and to the extent included in the calculation of Consolidated Net Income of the Company and its Subsidiaries for such period in accordance with GAAP (including without limitation non-cash compensation expense and charges incurred in connection with management or employee stock ownership or option plans, in each case approved by the board of directors or equivalent governing body of the Company and its Subsidiaries), and (D) other non-recurring charges for such period in an amount not to exceed $200,000 as approved in writing by the Majority Investor; minus
(iii)            the sum of, without duplication, (A) income tax credits, (B) interest income, and (C) any non-cash gains not generated in the ordinary course of business that have been added in determining Consolidated Net Income, in each case to the extent included in the calculation of Consolidated Net Income for such period in accordance with GAAP.

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(k)            “Consolidated Interest Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case, to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.
(l)            “Consolidated Net Income” means, at any date of determination for any period of determination, the net income (or loss) of the Company and its Subsidiaries, on a consolidated basis for such period; provided that Consolidated Net Income shall exclude (i) extraordinary gains and extraordinary losses for such period, (ii) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Governing Documents or any agreement, instrument or law applicable to such Subsidiary during such period and is not actually distributed during such period to the Company, except that the Company’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income, and (iii) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except the Company’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Intersections as described in clause (ii) of this proviso).
(m)            “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
(n)            “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.
(o)            “Eligible Market” means The New York Stock Exchange, Inc.  (“NYSE”), including the NYSE American, or The Nasdaq Stock Market, or their successors.
(p)            “Excess Cash Flow” means, for any fiscal year, the sum without duplication of:
(i)            Consolidated EBITDA for such fiscal year, minus

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(ii)            the sum, without duplication of:
(A)            (x) the amount of Consolidated Interest Expense for the Company and its Subsidiaries on a consolidated basis actually paid in cash for such fiscal year plus (y) scheduled principal amortization and other mandatory repayments of Indebtedness actually made for such fiscal year; plus
(B)            The amount of any cash income tax expense actually paid in cash to the extent added back to Consolidated EBITDA with respect to such fiscal year; plus
(C)            The sum of Capital Expenditures made during such fiscal year.
(q)            “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
(r)            “Extraordinary Receipt” means any cash received by or paid to the Company or any Subsidiary not in the ordinary course of business, including, tax refunds, pension plan reversions, proceeds of insurance, condemnation awards (and payments in lieu thereof), indemnity payments (including, without limitation, in connection with any acquisition) and any purchase price adjustments (including, without limitation, in connection with any acquisition); provided, however, that an Extraordinary Receipt shall not include cash receipts from (i) proceeds of insurance, or condemnation awards (or payments in lieu thereof) to the extent that such proceeds or awards or payments arose as a result of a Casualty Event and are applied to prepay the Obligations in accordance with Section 4(b)(ii), (ii) proceeds of any asset disposition of Collateral to the extent that such proceeds or payments arose as a result of an asset disposition and are applied in accordance with of Section 4(b)(iv), or (iii) proceeds of Permitted Indebtedness.
(s)            “GAAP” means United States generally accepted accounting principles, consistently applied, or successor conventions.
(t)            “Indebtedness” of any Person means, without duplication (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (k) above.

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(u)            “Loeb” means Loeb Holding Corporation.
(v)            “Loeb Group” means Loeb and (a) any Affiliate of Loeb (collectively, the “Loeb Affiliates”), (b) any stockholder, director, officer or employee of Loeb or any Loeb Affiliate (collectively, the “Loeb Associates”), (c) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Loeb Associates, and (d) any trusts or other estate planning vehicles, the beneficiaries of which, or a corporation or unincorporated entity, the stockholders or equityholders of which, include primarily Loeb, Loeb Affiliates, Loeb Associates, their spouses, their lineal descendants and the spouses of their lineal descendants and any other members of their families.
(w)            “Net Cash Proceeds” means, with respect to any event or transaction described in Section 4(b), the cash proceeds received in respect of such event or transaction, including (a) any cash received in respect of any non-cash proceeds (including, without limitation, the monetization of notes receivables), but only as and when received or (b) in the case of a Casualty Event, insurance proceeds, proceeds of a condemnation award or other compensation payments, in each case, net of the sum of (w) all reasonable fees and out-of-pocket expenses (including appraisals, and brokerage, legal, advisory, banking, title and recording tax expenses and commissions) paid by the Company or a Subsidiary to third parties (other than Affiliates) in connection with such event (but excluding amounts payable hereunder), (x) transfer or similar taxes, (y) reserves for indemnities, until such reserves are no longer needed, and (z) in the case of a sale or other disposition of an asset described Section 4(b)(iv) the amount of all payments required to be made by the Company or any Subsidiary (or to establish an escrow for the repayment of) on any Indebtedness by the terms thereof (other than the obligations under the Transaction Documents) secured by such asset to the extent the lien in favor of the holder of such Indebtedness is permitted under the Note Purchase Agreement; provided that such payments made shall not exceed the amount of cash proceeds received by the Company or such Subsidiary or the aggregate amount of such Indebtedness.
(x)            “Optional Trigger Date” means the earlier of (i) immediately prior to the consummation of an Alternative Transaction, (ii) the date that is six (6) months after the Closing Date (April 30, 2019), and (iii) a determination by the Company’s Board of Directors that the Company is no longer pursuing a process to sell the Company.
(y)            “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
(z)            “Osmium” means Osmium Partners, LLC.

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(aa)            “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
(bb)            “Pro Rata” means, as of the date of determination:
(i)            with respect to the number of shares of Common Stock that the Company can issue to the Holder in connection with a conversion of this Note prior to the Effectiveness Date, the number of shares equal to the product of 6,068,940 multiplied by the percentage equal to (x) the total Principal amount under this Note over (y) the aggregate principal amount of all outstanding Notes; and
(ii)            with respect to Holder’s right to receive payments of Principal and interest hereunder, the percentage equal to (x) the total Principal amount under this Note over (y) the aggregate principal amount of all outstanding Notes.
(cc)            “Reclassification” means any reclassification or change of shares of Common Stock issuable upon conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination).
(dd)            “Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision thereto.
(ee)            “SEC” means the United States Securities and Exchange Commission.
(ff)            “Securities Act” means the Securities Act of 1933, as amended.
(gg)            “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Change of Control or the person with which such Change of Control transaction shall have been made; provided, for the avoidance of doubt, such Successor Entity encompass all or substantially all of the business of the Company.  In the event that the Person resulting from or surviving any Change of Control is a Subsidiary, Successor Entity shall be the parent of such Subsidiary.
(hh)            “Superior Transaction” means an acquisition of the Company (other than the Offer, the Merger and the other transactions contemplated by the Merger Agreement): (i) in which all stockholders of the Company receive consideration for their shares solely in the form of cash (other than in the case of David McGough, Loeb and/or Michael Stanfield, if any one or more of the foregoing persons elect to roll their shares of Company stock in the acquisition for stock of the Successor Entity); and (ii) which is in respect of a Superior Proposal that the Company validly accepted in accordance with the terms of the Merger Agreement and for which the Company validly terminated the Merger Agreement pursuant to Section 8.1(d)(ii) therein.
(ii)            “Trigger Date” means the earlier of the Automatic Conversion Time and the Optional Trigger Date.

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[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

INTERSECTIONS INC.

By:
Name:
Title:

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EXHIBIT I
INTERSECTIONS INC.
CONVERSION NOTICE
Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Intersections Inc., a Delaware corporation (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.01 per share (the “Common Stock”) and shares of Preferred Stock of the Company[, as of the Conversion Date].  [This notice is conditioned upon the effectiveness, on the Conversion Date, of [the effectiveness and consummation of [Event] (the “Condition”), and this notice may, pursuant to Section 3(c)(i)(A) of the Note, be revoked by the Holder on or prior to the Conversion Date in the event the Condition has not been satisfied on or prior to such date.]
Date of Conversion (the “Conversion Date”):

Aggregate Conversion Amount to be converted into Common Stock:

Aggregate Conversion Amount to be converted into Preferred Stock:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Number of shares of Preferred Stock to be issued:

Please issue the Common Stock and/or the Preferred Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)